                                                                     Exhibit 2.1


      --------------------------------------------------------------------


                 S T O C K  P U R C H A S E  A G R E E M E N T


                                  by and among


             All of the Shareholders (each a "Selling Shareholder")

                              of FA Holdings, Inc.


                                       and

                          FA Holdings, Inc. ("Company")


                                       and

                    National Processing Company ("Purchaser")


                                 August 18, 1997


      --------------------------------------------------------------------







      --------------------------------------------------------------------

                                   EXHIBIT 2.1

                            STOCK PURCHASE AGREEMENT



This Agreement is made as of August 18, 1997 by and among each of the Persons named in SCHEDULE 5A.04 to this Agreement (each such Person a "SELLING SHAREHOLDER", and all of those Persons, collectively, "SELLING Shareholders"); FA Holdings, Inc. ("COMPANY"), a Delaware corporation, and National Processing Company ("PURCHASER"), a Kentucky corporation:

                                  INTRODUCTION:

         WHEREAS, A. Selling Shareholders and Company have advised Purchaser that Selling Shareholders own all of Company's issued and outstanding Common Stock, par value $0.01 per share (the "COMPANY VOTING STOCK");

                           B. Selling Shareholders have advised Purchaser that
Selling Shareholders own all of Company's issued and outstanding Class A non-voting Common Stock, par value $0.01 per share (the "COMPANY NON-VOTING STOCK");

                           C. Company desires to issue to Purchaser, and
Purchaser desires to purchase from Company, shares of the authorized Company Voting Stock; and

                           D. Selling Shareholders desire to sell to Purchaser,
and Purchaser desires to purchase from Selling Shareholders, all of the issued and outstanding Company Voting Stock held by Selling Shareholders;

         THEREFORE, in consideration of the premises, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable considerations, the adequacy and receipt of which are hereby acknowledged by each of the parties to this Agreement, the parties hereby agree as follows:

1.  CROSS REFERENCE.  Certain terms are defined in section 9.

2A. ISSUANCE AND SALE OF COMPANY STOCK. In consideration of the cash to be paid pursuant to section 2B, Selling Shareholders and Company agree to perform and observe such of the following provisions that are on their respective parts to be complied with, namely:

         2A.01 ISSUANCE OF COMPANY VOTING STOCK ON INITIAL CLOSING DATE. Subject to the satisfaction of the conditions precedent set forth in section 4A, Company will, on the Initial Closing Date, issue to Purchaser 60,001 shares of the authorized Company Voting

         Stock, free from and clear of any and all assignments, attachments, mortgages, security interests, and other liens, and free from and clear of any and all other claims, equities, options, rights, and interests of any kind.

         2A.02 SALE OF COMPANY STOCK ON INITIAL CLOSING DATE. Subject to the satisfaction of the conditions precedent set forth in section 4A, each Initial Selling Shareholder will, on the Initial Closing Date, assign, convey, sell, and transfer to Purchaser all right, title, and interest in and to the Initial Number of shares of Company Stock owned by that Selling Shareholder, in each case free from and clear of any and all assignments, attachments, mortgages, security interests, and other liens, and free from and clear of any and all other claims, equities, options, rights, and interests of any kind.

         2A.03 SALE OF COMPANY STOCK ON SECONDARY CLOSING DATE. Subject to the satisfaction of the conditions precedent set forth in section 4C, each Secondary Selling Shareholder will, on the Secondary Closing Date, assign, convey, sell, and transfer to Purchaser all right, title, and interest in and to the Secondary Number of shares of Company Stock owned by that Selling Shareholder, in each case free from and clear of any and all assignments, attachments, mortgages, security interests, and other liens, and free from and clear of any and all other claims, equities, options, rights, and interests of any kind.

2B. CONSIDERATION FOR COMPANY STOCK. In consideration of the Company's issuance of shares of Company Voting Stock pursuant to subsection 2A.01, and in consideration of Selling Shareholders' assignment, conveyance, sale, and transfer of all of their Company Stock pursuant to section 2A.02, Purchaser agrees to perform and observe each of the following, namely:

         2B.01 CONSIDERATION: INITIAL CLOSING. Purchaser agrees that, subject to the satisfaction of the conditions precedent set forth in section 4B, Purchaser will, on the Initial Closing Date,

                  (a) pay to Company, by wire transfer in immediately available funds, an amount equal to thirty million dollars ($30,000,000),

                  (b) pay to each Initial Selling Shareholder, by wire transfer in immediately available funds, an amount equal to the difference of (i) that Selling Shareholder's Ratable Share of sixty-four million dollars ($64,000,000) less (ii) that Selling Shareholder's Ratable Indemnification Share of the Indemnification Amount, and

                  (c) deposit into the "Indemnification Account", as defined in the Escrow Agreement, an amount by wire transfer in immediately available funds equal to each Initial Selling Shareholder's Ratable Indemnification Share of the Indemnification Amount.

         2B.02 CONSIDERATION: SECONDARY CLOSING. Purchaser agrees that, subject to the satisfaction of the conditions precedent set forth in section 4D, Purchaser will, on the Secondary Closing Date,

                  (a) pay to each Secondary Selling Shareholder, by wire transfer in immediately available funds, an amount equal to the difference of (i) the sum of (A) that Selling Shareholder's Ratable Share of sixty-four million dollars ($64,000,000) plus (B) that Selling Shareholder's Ratable Net Income Share of the Net Income Cash Consideration less (ii) an amount equal to that Selling Shareholder's Ratable Indemnification Share of the Indemnification Amount and

                  (b) deposit into the "Indemnification Account", as defined in the Escrow Agreement, an amount by wire transfer in immediately available funds equal to each Secondary Selling Shareholder's Ratable Indemnification Share of the Indemnification Amount.

         The " NET INCOME CASH CONSIDERATION" shall be an amount equal to the product of (a) the Pre-Charge Estimated Net Income (which, in the event of a loss, shall be expressed as a negative number) of Company for the period commencing on, and including, the Initial Closing Date and concluding on, but excluding, the Secondary Closing Date, multiplied by
         (b) a fraction, the numerator of which is the number of shares of Company Voting Stock held by the Secondary Selling Shareholders immediately after the Initial Closing, and the denominator of which is the number of shares of Company Voting Stock outstanding immediately after the Initial Closing.

2C. POST-SECONDARY CLOSING ADJUSTMENT. Each of the Secondary Selling Shareholders hereby agrees with Purchaser that

         (a) if Pre-Charge Net Income for the period commencing on, and including, the Initial Closing Date and concluding on, but excluding, the Secondary Closing Date, shall have exceeded Pre-Charge Estimated Net Income for the same period, then, on or before March 31, 1998, Purchaser shall pay to each Secondary Selling Shareholder, by wire transfer in immediately available funds, an amount equal to that Selling Shareholder's Ratable Net Income Share of the product of (i) the excess multiplied by (ii) a fraction, the numerator of which is the number of shares of Company Voting Stock held by the Secondary Selling Shareholders immediately after the Initial Closing, and the denominator of which is the number of shares of Company Voting Stock outstanding immediately after the Initial Closing and

         (b) if Pre-Charge Estimated Net Income for the period commencing on, and including, the Initial Closing Date and concluding on, but excluding, the Secondary Closing Date, shall have exceeded Pre-Charge Net Income for the same period, then, on or before

         March 31, 1998, each Secondary Selling Shareholder shall pay to Purchaser, by wire transfer in immediately available funds, an amount equal to that Selling Shareholder's Ratable Net Income Share of the product of (i) the excess multiplied by (ii) a fraction, the numerator of which is the number of shares of Company Voting Stock held by the Secondary Selling Shareholders immediately after the Initial Closing, and the denominator of which is the number of shares of Company Voting Stock outstanding immediately after the Initial Closing.

         2C.01. DETERMINATION OF PRE-CHARGE NET INCOME. On or before March 31, 1998, Purchaser will deliver to each Secondary Selling Shareholder a certificate (the "PRE-CHARGE NET INCOME CERTIFICATE") of Purchaser setting forth Purchaser's calculation of the Pre-Charge Net Income of Company for the period commencing on, and including, the Initial Closing Date and concluding on, but excluding, the Secondary Closing Date. The Pre-Charge Net Income Amount set forth in the Pre-Charge Net Income Certificate, as well as Purchaser's calculation thereof as set forth therein, shall be final, conclusive, and binding on all parties to this Agreement except that, in the event that a firm ("SELLING SHAREHOLDERS' ACCOUNTING Firm") of independent certified public accountants of nationally recognized standing having been retained by one or more Secondary Selling Shareholders, at their own expense, shall, within thirty (30) days after the date of delivery of the Pre-Charge Net Income Certificate, give written notice to Purchaser stating that Purchaser's calculation of the Pre-Charge Net Income as set forth in the Pre-Charge Net Income Certificate does not comport with the definition of Pre-Charge Net Income as set forth in this Agreement, and specifying in reasonable detail the manner in which such calculation does not so comport, then Selling Shareholders' Accounting Firm and a firm ("PURCHASER'S ACCOUNTING FIRM") of independent certified public accountants of nationally recognized standing having been retained by Purchaser, at its own expense, shall attempt to agree upon the amount of Pre-Charge Net Income. In the event that Selling Shareholders' Accounting Firm and Purchaser's Accounting Firm agree in writing upon the amount of the Pre-Charge Net Income within the period of thirty (30) consecutive days following the giving of such notice, then the agreement of Selling Shareholder's Accounting Firm and Purchaser's Accounting Firm shall be final, conclusive, and binding on all parties to this Agreement. If Selling Shareholders' Accounting Firm and Purchaser's Accounting Firm do not so agree within such period, then Selling Shareholders' Accounting Firm and Purchaser's Accounting Firm shall select a third firm (the "THIRD ACCOUNTING FIRM") of independent certified public accountants of nationally recognized standing to issue a report setting forth in reasonable detail the calculation of Pre-Charge Net Income for the period commencing on, and including, the Initial Closing Date and concluding on, but excluding, the Secondary Closing Date such report to be final, conclusive, and binding on all parties to this Agreement.

         2C.02 FEES OF THIRD ACCOUNTING FIRM. Secondary Selling Shareholders jointly and severally agree to pay, when and as due, fifty percent (50%) of all charges, costs, expenses, and fees of the Third Accounting Firm in connection with the report referred to in subsection 2C.01, and Purchaser agrees to pay, when and as due, the remaining fifty percent (50%) of all such charges, costs, expenses, and fees in connection with that report.

2D. BREAK-UP FEE. If this Agreement is terminated pursuant to subsection 10B.03, and any Controlled Company or any of Selling Shareholders enter into an agreement to engage in an Acquisition Transaction with any Person other than Purchaser within twelve (12) months of the termination of this Agreement, Company will, without notice, demand, or protest, all of which are hereby waived, pay to Purchaser a fee in the amount of fifteen million dollars ($15,000,000) within five (5) days after any agreement to any Acquisition Transaction. All obligations of Company under this section 2D are absolute and unconditional, and Company will make the payment required pursuant to this section 2D without any counterclaim, recoupment, setoff, or other deduction of any kind therefrom or thereagainst.

3A. INITIAL CLOSING. The execution (where applicable) and delivery of the writings referred to in this section and in sections 3B and 3C, and consummation of the transactions contemplated by subsection 2A.01 and subsection 2B.01 (such execution, delivery, and consummation, collectively, the "INITIAL CLOSING") shall occur at the offices of Purchaser, One Oxmoor Place, 101 Bullitt Lane, Suite 450, Louisville, Kentucky 40222, on October 31, 1997 (the "INITIAL CLOSING DATE", provided, that if the parties shall mutually agree upon an earlier date, then such earlier date shall be the Initial Closing Date), subject, in any event, to the approval of the Board of Governors of the Federal Reserve System and any other federal or state agency or authority, pursuant to any applicable federal or state law, rule, or regulation described in SCHEDULE 5A.05 or
SCHEDULE 5C.02.

         3A.01 COMPANY STOCK. On the Initial Closing Date, at the place of the Initial Closing, and concurrently with the performance by Purchaser of the agreements contained in subsection 3A.02, but subject to the satisfaction of the conditions precedent set forth in section 4A,

                  (a) Company will deliver to Purchaser (i) certificates having been issued in the name of Purchaser and representing 60,001 shares of Company Voting Stock and (ii) a receipt whereby Company shall have acknowledged its receipt of the consideration described in clause (a) of subsection 2B.01,

                  (b) each Initial Selling Shareholder will deliver to Purchaser certificates representing the Initial Number of shares of Company Stock owned by that Selling Shareholder, together with, for each certificate so delivered, a stock power having been duly executed in blank by each Person who appears on the face of that certificate as the owner thereof, with the signature of that Person having been guaranteed by a member of or participant in a medallion signature guarantee program recognized by the Securities Transfer Association, Inc. such as a bank or securities dealer, and

                  (c) each Initial Selling Shareholder shall have executed and delivered to Purchaser all such other writings, if any, and shall have undertaken all such other acts, as Purchaser shall reasonably request in order to transfer beneficial and record ownership of the Initial Number of shares of outstanding Company Stock owned by that Selling Shareholder to Purchaser.

         3A.02 INITIAL CLOSING CONSIDERATION. On the Initial Closing Date, at the place of the Initial Closing, and concurrently with the performance by Company of the agreements contained in subsection 3A.01, but subject to the satisfaction of the conditions precedent set forth in section 4B, Purchaser will

                  (a) pay to Company the amount required to be paid pursuant to clause (a) of subsection 2B.01,

                  (b) pay to each Initial Selling Shareholder the amount required to be paid to that Selling Shareholder pursuant to clause (b) of subsection 2B.01, and

                  (c) deposit with a mutually agreed upon escrow agent, under the Escrow Agreement (that escrow agent, the "ESCROW AGENT", the amount required pursuant to clause (c) of subsection 2B.01.

                  (d) Purchaser shall have caused each of John J. Leehy III and James C. Comis III to be elected to the board of directors of Company.

3B. INITIAL CLOSING DELIVERIES: COMPANY. On or before the Initial Closing Date, Company shall have complied with or caused compliance with each of the following:

         3B.01 CONSTITUENT DOCUMENTS. Company shall have delivered to Purchaser a true and complete copy of each Constituent Document.

         3B.02 LEGAL OPINION. Kirkland & Ellis, in their capacity as legal counsel to each Controlled Company, shall have rendered their written legal opinion, substantially in the form and substance of EXHIBIT A to this Agreement, to Purchaser.

         3B.03 FINANCIAL STATEMENTS: COMPANY. Company shall have furnished to Purchaser at least one true and complete copy of the following:

                  (a) the (i) consolidated balance sheet of FA Holdings, Inc., and its Subsidiary as December 31, 1996 and the related consolidated statements of stockholders' equity and cash flows for the acquisition closing period ended December 31, 1996, with the accompanying independent auditors' report thereon; (ii) balance sheet of Financial Alliance Processing Services, Inc. as of December 31, 1996 (post-acquisition), and the related statements of operations, stockholders' equity, and cash flows for the pre-acquisition period from January 1, 1996 to December 31, 1996, with the accompanying independent auditors' report thereon; and (iii) unaudited consolidated balance sheet of Company as of June 30, 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for the six months ended June 30, 1997; and

                  (b) a balance sheet (the "INITIAL CLOSING DATE BALANCE SHEET") of the Company, prepared on a consolidated basis, as of the last day of the last month to end prior to the Initial Closing Date; provided, however, that if the Initial Closing shall occur in the first twenty (20) days of any month, the Initial Closing Date Balance Sheet shall be prepared on a consolidated basis as of the last day of the month that is two (2) months prior to the month in which the Initial Closing occurs.

         3B.04 NOTICES, APPROVALS, AND CONSENTS. Company shall have given all notices, if any, undertaken all registrations, if any, and obtained all approvals and consents, if any, described in SCHEDULE 5A.05 to this Agreement, and Company shall have furnished Purchaser with at least one true and complete copy of each such notice, approval, or consent, as the case may be. For purposes of this Agreement, any approval or consent referred to in this subsection shall be deemed not to have been obtained if that approval or consent, as the case may be, is (a) not in full force and effect at all times on and after the date of this Agreement or (b) granted subject to any condition or requirement which would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement so as to render inadvisable, in the good faith reasonable judgment of Company, Purchaser, or both, the consummation of the transactions contemplated by this Agreement.

         3B.05 EMPLOYMENT, NON-COMPETITION, AND NON-SOLICITATION AGREEMENTS. Each of the Key Employees shall have entered into an employment agreement with Company, containing, among other things, such non-competition provisions, non-solicitation provisions, provisions making Purchaser an intended beneficiary thereof, and other provisions, representations, and warranties as Purchaser shall in each case require, all in form and substance satisfactory to Purchaser, Purchaser's execution and delivery of any such agreement to be conclusive evidence of Purchaser's approval of the form and substance thereof.

         3B.06 ESCROW AGREEMENT. Company shall have executed and delivered to Purchaser and Escrow Agent an escrow agreement (the "ESCROW AGREEMENT") substantially in the form and substance of EXHIBIT B to this Agreement.

         3B.08 NO EXERCISE OF OPTIONS. No Person holding any option to acquire any capital stock or other security of the Company shall have exercised that option or purchased any of the capital stock and other securities subject thereto.

         3B09 OTHER ACTS. Company shall have executed and delivered to Purchaser and caused to be filed in such public offices as Purchaser shall deem advisable, such other writings, each in form and substance satisfactory to Purchaser, as Purchaser shall reasonably request and shall, at Company's expense, have made and done, or caused to be made and done all such other and further acts and things as Purchaser shall reasonably request.

3C. INITIAL CLOSING DELIVERIES: PURCHASER. On or before the Initial Closing Date, Purchaser shall have complied with or caused compliance with each of the following:

         3C.01 RESOLUTIONS/INCUMBENCY . The secretary or assistant secretary of Purchaser shall have certified to Selling Shareholders and Company (a) a copy of resolutions duly adopted by the board of directors of Purchaser in respect of this Agreement and (b) the names and true signatures of officers of Purchaser authorized to execute and deliver this Agreement on behalf of Purchaser.

         3C.02 NOTICES, APPROVALS, AND CONSENTS. Purchaser shall have given all notices, if any, undertaken all registrations, if any, and obtained all approvals and consents, if any, described in SCHEDULE 5C.02 to this Agreement, and Purchaser shall have furnished the Selling Shareholder Representative and Company with at least one true and complete copy of each such notice, approval, or consent, as the case may be. For purposes of this Agreement, any approval or consent referred to in this subsection shall be deemed not to have been obtained if that approval or consent, as the case may be, is (a) not in full force and effect at all times on and after the date of this Agreement or (b) granted subject to any condition or requirement which would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement so as to render inadvisable, in the good faith reasonable judgment of Company, Purchaser, or both, the consummation of the transactions contemplated by this Agreement.

3D. SECONDARY CLOSING. The execution (where applicable) and delivery of the writings referred to in this section and consummation of the transactions contemplated by subsection 2A.02 and subsection 2B.02 (such execution, delivery, and consummation, collectively, the "SECONDARY CLOSING") shall occur at the offices of Purchaser, One Oxmoor Place, 101 Bullitt Lane, Suite 450, Louisville, Kentucky 40222, on January 2, 1998 (or if all consents and approvals described in SCHEDULE 5A.05 and SCHEDULE 5C.02 shall not have been obtained, or if all applicable waiting periods shall not have lapsed, such later date upon which all such consents and approvals shall have been obtained and all such waiting periods shall have lapsed) (the "SECONDARY CLOSING DATE"), unless the parties to this Agreement shall agree upon a later date, in which case such later date shall be the Secondary Closing Date.

         3D.01 COMPANY STOCK. On the Secondary Closing Date, at the place of the Secondary Closing, and concurrently with the performance by Purchaser of the agreements contained in subsection 3D.02, but subject to the satisfaction of the conditions precedent set forth in section 4C,

                  (a) each Secondary Selling Shareholder will deliver to Purchaser certificates representing the Secondary Number of shares of issued and outstanding Company Stock owned by that Selling Shareholder, together with, for each certificate so delivered, a stock power having been duly executed in blank by each Person (or on behalf of each Person by a duly authorized attorney-in-fact of each Person) who appears on the face of that certificate as the owner thereof, with the signature of that Person having been guaranteed by a member of or participant in a medallion signature guarantee program recognized by the Securities Transfer Association, Inc., such as a bank or securities dealer and

                  (b) each Secondary Selling Shareholder shall have executed and delivered to Purchaser all such other writings, if any, and shall have undertaken all such other acts, as Purchaser shall request in order to transfer beneficial and record ownership of the Secondary Number of shares of outstanding Company Stock owned by that Selling Shareholder to Purchaser.

         3D.02 SECONDARY CLOSING CONSIDERATION. On the Secondary Date, at the place of the Secondary Closing, and concurrently with the performance by Selling Shareholders of the agreements contained in subsection 3A.01, but subject to the satisfaction of the conditions precedent set forth in section 4D, Purchaser will

                  (a) pay to each Secondary Selling Shareholder the amount required to be paid to that Selling Shareholder pursuant to clause (a) of subsection 2B.02 and

                  (b) deposit with Escrow Agent the amount required pursuant to clause (b) of subsection 2B.02.

         3D.03 OPTIONS, On the Secondary Date all Persons holding any option to acquire any capital stock or other security of the Company shall exercise that option to purchase such capital stock or other securities subject thereto.

4A. CONDITIONS PRECEDENT TO INITIAL CLOSING: COMPANY. It is a condition precedent to the obligation of Company to consummate the transactions contemplated by subsection 3A.01 that, on or before the Initial Closing Date, Purchaser shall have complied with or caused compliance with each of the following:

         4A.01 INITIAL CLOSING DELIVERIES: PURCHASER. Purchaser shall have complied with or caused compliance with all provisions of section 3C.

         4A.02 CERTIFICATE OF PURCHASER AS OF INITIAL CLOSING DATE. Purchaser shall have executed and delivered to Selling Shareholders a certificate, dated as of the Initial Closing Date, and stating that (a) each and every representation or warranty made in section 5C would, if made as of the Closing Date, be true and complete on that date, unless any such representation or warranty shall have been expressly made as of a specific date, in which case such representation or warranty shall have been true and complete as of that specific date, and (b) Purchaser has performed and observed all agreements contained in section 6B, and
         (c) each approval or consent referred to in subsection 5C.02 is in full force and effect on that date. Each statement made in the certificate delivered pursuant to this subsection shall be true and complete on and as of the Initial Closing Date.

4B. CONDITIONS PRECEDENT TO INITIAL CLOSING: PURCHASER. It is a condition precedent to the obligation of Purchaser to consummate the transactions contemplated by subsection 3A.02 that, on or before the Initial Closing Date, Company shall have complied with or caused compliance with each of the following:

         4B.01 INITIAL CLOSING DELIVERIES: COMPANY. Company shall have complied with or caused compliance with all provisions of section 3B.

         4B.02 CERTIFICATE OF COMPANY AS OF INITIAL CLOSING DATE. Company shall have executed and delivered to Purchaser a certificate, dated as of the Initial Closing Date, and stating that (a) each and every representation or warranty made in section 5A would, if made as of the Initial Closing Date, be true and complete on that date, unless any such representation or warranty shall have been expressly made as of a specific date, in which case such representation or warranty shall have been true and complete as of that specific date, (b) Company has performed and observed all agreements contained in section 6A, and (c) each approval or consent referred to in subsection 5A.05 is in full force and effect on that date. Each statement made in the certificate delivered pursuant to this subsection shall be true and complete on and as of the Initial Closing Date.

         4B.03 EMMONS AGREEMENT WITH COMPANY. Company shall have caused R. Emmons to have entered into an agreement, in form and substance reasonably satisfactory to Purchaser, with Company, pursuant to which
         (a) R. Emmons shall have waived, and shall have released Company, its shareholders, directors, officers, employees, and agents, from any liability arising out of or in connection with, any cause of action, claim, counterclaim, or crossclaim, whether at law or in equity, whether sounding in tort, contract, or otherwise, but only if and to the extent such action, claim, counterclaim, or crossclaim arises out of any action or inaction occurring prior to the Initial Closing Date and (b) Company shall have agreed to pay R. Emmons an amount equal to eight hundred twenty thousand dollars ($820,000) on the Secondary Closing Date, and an amount equal to the product of (i) a fraction the numerator of which is equal to the amount paid out of the escrow to the Selling Shareholders upon the termination of the escrow agreement and the denominator of which is $14,700,000, multiplied by three hundred thousand dollars ($300,000) payable at the time the Selling Shareholders receive their funds from the Escrow Account at the termination of the Escrow Agreement..


4C. CONDITIONS PRECEDENT TO SECONDARY CLOSING: SELLING SHAREHOLDERS. It is a condition precedent to the obligation of Selling Shareholders to consummate the transactions contemplated by subsection 3D.01 that on the Secondary Closing Date, Purchaser shall have executed and delivered to Selling Shareholders a certificate, dated as of the Secondary Closing Date, and stating that (a) each and every representation or warranty made in section 5C would, if made as of the Secondary Closing Date, be true and complete on that date, unless any such representation or warranty shall have been expressly made as of a specific date, in which case such representation or warranty shall have been true and complete as of that specific date and (b) each approval or consent referred to in subsection 5C.02 is in full force and effect on that date. Each statement made in the certificate delivered pursuant to this subsection shall be true and complete on and as of the Secondary Closing Date.

         4D. CONDITIONS PRECEDENT TO SECONDARY CLOSING: PURCHASER. It is a condition precedent to the obligation of Purchaser to consummate the transactions contemplated by subsection 3D.02 that there shall not have occurred any material adverse change in the financial condition, properties or business operations of any Controlled Company since the Initial Closing Date.

5A. REPRESENTATIONS AND WARRANTIES: COMPANY. Company represents and warrants to Purchaser as follows:

         5A.01 EXISTENCE. Company is a duly organized and validly existing Delaware corporation in good standing. SCHEDULE 5A.01 to this Agreement sets forth the name of each of Company's Subsidiaries, the address of its executive offices and the jurisdiction in which it is incorporated. Except for Company, no Person owns or has any interest, beneficially or of record, or has any right to acquire any security issued by any Subsidiary of Company. Each such Subsidiary is a duly organized and validly existing corporation in good standing where incorporated, and all of its outstanding stock is fully paid and non-assessable and owned by Company free from any security interest (except any identified in SCHEDULE 5A.01 to this Agreement), option, equity or other right of any kind. Neither Company nor any Subsidiary of Company is qualified to do business as a foreign corporation in any jurisdiction except for those jurisdictions identified in SCHEDULE 5A.01 to this Agreement, which schedule identifies all jurisdictions in which Company or any such Subsidiary is so qualified. Company and each Subsidiary of Company is duly qualified to transact business in each state or other jurisdiction in which it owns or leases any real property or in which the nature of the its business makes such qualification necessary or, if not so qualified, such failure to qualify will not have a material adverse effect on the upon the financial condition, properties or business operations of Company or any Subsidiary of Company.

         5A.02 NATURE OF BUSINESS. The principal business of each Controlled Company is described in SCHEDULE 5A.02.

         5A.03 CAPITALIZATION. The authorized capital stock of Company consists of two (2) classes of common shares, namely one class of Class A non-voting common shares, par value $0.01 per share, of which 9,731.981 shares are issued and outstanding on the date of this Agreement, and one class of voting common shares, par value $0.01 per share, of which 70,268.646 shares (exclusive of any shares issued after the Initial Closing Date upon the exercise of options set forth in Schedule 5A.03, and exclusive of any shares into which any of Company's non-voting common shares outstanding on the date of this Agreement are converted) are issued and outstanding. Other than the aforementioned common stock, Company has no authorized capital stock, and, except as set forth in
         SCHEDULE 5A.03, there are no agreements, conversion or exchange rights, options, warrants, subscriptions, or other commitments of any kind obligating any Selling Shareholder or any Controlled Company to issue or sell, redeem, purchase, or otherwise acquire, directly or indirectly, any shares of capital stock. Nor are there, except as set forth in SCHEDULE 5A.03, any outstanding restrictions, agreements or commitments of any kind by which any Selling Shareholder or any Controlled Company is bound which relate to or restrict in any way the issuance or sale, or purchase, redemption or other acquisition, of any shares of the capital stock. Except as set forth in SCHEDULE 5A.03, no Controlled Company has any obligations or liabilities to former shareholders of that Controlled Company in their respective capacities as such. Except as set forth in SCHEDULE 5A.03, all of Company's outstanding capital stock is fully paid and non-assessable and is owned (except for any Company Non-Voting Stock issued to Purchaser) beneficially and of record by Selling Shareholders free from any security interest, option, equity or other right of any kind. None of Company's capital stock is subject to any preemptive or other right in favor of any shareholder of Company.

         5A.04 SHAREHOLDERS. SCHEDULE 5A.04 to this Agreement sets forth the name of each Selling Shareholder, and, to the right of that Selling Shareholder's name, respectively, the number of shares of Company Voting Stock and Company Non-Voting Stock owned beneficially and of record by that Selling Shareholder, and the Selling Shareholder's

         Ratable Share, Selling Shareholder's Ratable Indemnification Share, and Selling Shareholder's Net Income Share, for that Selling Shareholder.

         5A.05 NO NOTICES, APPROVALS, OR CONSENTS REQUIRED: SELLING SHAREHOLDERS AND COMPANY. Except for any identified in SCHEDULE 5A.05 to this Agreement, no notice to, registration with, or approval of any Person, including, without limitation, any governmental agency of any kind, is or was required on the part of Selling Shareholders and Company or any of them for the due execution and delivery of this Agreement or any agreement or other writing to be executed by any of them pursuant to this Agreement, or for the performance of the respective provisions thereof that are on any of their respective parts to be complied with, or for the consummation of any transaction contemplated by this Agreement, (including, without limitation, the transfer of any and all of the Company Stock) or any agreement or writing to be executed by any of them pursuant to this Agreement.

         5A.06 AUTHORITY. Company has requisite power and authority to enter into this Agreement and each agreement or other writing to be executed by Company pursuant to this Agreement, to issue Company Non-Voting Stock in accordance with this Agreement, and to perform all of the agreements contained in this Agreement and each agreement or other writing to be executed by Company pursuant to this Agreement that are on Company's part to be complied with. The officer executing and delivering this Agreement and each agreement or other writing to be executed by Company pursuant to this Agreement on behalf of Company has been duly authorized to do so. Except as set forth in SCHEDULE 5A.03, each Selling Shareholder has requisite power and authority to enter into this Agreement to transfer Company Voting Stock in accordance with this Agreement, and to perform all of the agreements contained in this Agreement that are on that Selling Shareholder's part to be complied with.

         5A.07    NO CONFLICT.  None of

                  (a) the execution, delivery, or performance and observance of this Agreement or of any agreement or other writing to be executed by Selling Shareholders and Company or any of them pursuant to this Agreement, and

                  (b) the consummation of any transaction contemplated by this Agreement, (including, without limitation, the transfer of the Company Stock) or any agreement or writing to be executed by Selling Shareholders and Company or any of them pursuant to this Agreement will at any time

                  (i) result in the creation, attachment, or imposition of any assignment, attachment, mortgage, security interest, other lien, claim, equity, option, right, or interest of any kind upon any of the Company Stock or upon any property (whether real or personal, tangible or intangible, or mixed) of any Selling Shareholder or any Controlled Company,

                  (ii) except as disclosed in SCHEDULE 5A.07, result in the acceleration of all or any part of any obligation of any Selling Shareholder or any Controlled Company, or any increase in the amount of any such obligation,

                  (iii) conflict with, violate, constitute a default under (or an event which would, with the giving of notice, the lapse of time, or both, constitute a default under), or result in or give any Person the right to effect the cancellation or termination of, any Material Contract or Material Permit,

                  (iv) except as disclosed in SCHEDULE 5A.07, conflict with or violate any assignment, attachment, mortgage, security interest, other lien, claim, equity, option, right, or interest of any kind upon any of the Company Stock or upon any property (whether real or personal, tangible or intangible, or mixed) of any Selling Shareholder or any Controlled Company,

                  (v) result in any Person having the right (conditional or otherwise) to acquire any interest in all or any part of the property (whether real or personal, tangible or intangible, or mixed) of any Selling Shareholder or any Controlled Company,

                  (vi) conflict with or violate any law, rule, regulation, or order by which any Selling Shareholder or any Controlled Company is bound or by which any property of any Selling Shareholder or any Controlled Company is bound, or

                  (vii) actuate, conflict with, or violate any provision of any Constituent Document.

         5A.08 LITIGATION. Except as set forth in SCHEDULE 5A.08 to this Agreement, (a) there is no Action pending against or directly involving any Key Selling Shareholder or any Controlled Company or the business of any Controlled Company, nor, to the best knowledge of Key Selling Shareholders and Company, after due inquiry, is any such Action threatened and (b) there is no pending investigation by any governmental agency or authority of any Key Selling Shareholder or any Controlled Company. Except as set forth in SCHEDULE 5A.08 to this Agreement, there is no award, charge, decree, injunction, judgment, order, ruling, or writ of any kind to which any Selling Shareholder or any Controlled Company is subject or to which any property of any Selling Shareholder or any Controlled Company is subject. In any event, none of the matters disclosed in SCHEDULE 5A.08 seeks to enjoin or restrain any transaction contemplated by this Agreement, and none of those matters will, either alone or in the aggregate with all such other matters, have a material adverse effect upon the financial condition, properties or business operations of any Controlled Company.

         5A.09 TAXES. Company is not, and has not at any time been, exempt from federal income taxation pursuant to 26 USC 1363(a). Except as set forth in SCHEDULE 5A.09 to this Agreement, each Controlled Company has filed all federal, state, local, and foreign information returns, tax returns, and statements (each such information return, tax return, or statement, as the case may be, a "TAX RETURN") which are required to be filed by that Controlled Company, and has, except as set forth in
         Schedule 5A.09, paid, on or before the due date thereof all taxes due as shown thereon. Except as set forth in SCHEDULE 5A.09 to this Agreement, no Controlled Company has requested or obtained any extension of the time in which to file any Tax Return or pay any Tax. Except as set forth in SCHEDULE 5A.09 to this Agreement, there are no agreements or waivers by, or with respect to, any Controlled Company that extend the statutory period of limitations applicable to any Tax Return or Tax. Except as set forth in SCHEDULE 5A.09 to this Agreement, as of the time of filing thereof, all of the information contained in each Tax Return was true and complete, including, without limitation, information regarding each Controlled Company's activities, assets, business, credits, deductions, expenses, income, tax liabilities, tax refunds, and status. Except as set forth in SCHEDULE 5A.09 to this Agreement, each Controlled Company has withheld and paid over to the appropriate taxing authority all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee or independent contractor, creditor, or other Person, except where the failure to withhold and pay over any such tax would not be reasonably likely to have a material adverse effect upon the financial condition, properties or business operations of any Controlled Company. Each Controlled Company has preserved and retained all Tax Returns, schedules, work papers, and other such documents that relate to any Tax, claim, audit or other proceedings with respect to that Controlled Company for which the statutory period of limitations (as waived or extended) has not expired for the respective taxable periods to which such documents relate, except where the failure to preserve or retain such Tax Returns, schedules, work papers, and other documents would not have a material adverse effect on the ability of any Controlled Company to prepare and file Tax Returns on and after the date of this Agreement in compliance with applicable laws. The IRS has not audited the tax returns of any Controlled Company. Except as set forth in SCHEDULE 5A.09 to this Agreement, no federal, state, local, of foreign taxing authority has alleged, and there does not exist, any default by any Controlled Company in the payment of any tax or, to the knowledge of any Controlled Company, after commercially reasonable inquiry, threatened to make any assessment in respect thereof. Except as set forth on SCHEDULE 5A.09 to this Agreement, there are no pending Tax claims, audits, proceedings or controversies involving any Controlled Company. In any event, none of the matters disclosed in SCHEDULE 5A.09 to this

         Agreement will, have a material adverse effect upon the financial condition, properties or business operations of any Controlled Company.

         5A.10 TITLE. Except as set forth in SCHEDULE 5A.09 to this Agreement, each Controlled Company has good and marketable title to all assets reflected in the Most Recent Financial Statements except for changes resulting from transactions in the Ordinary Course of Business. All such assets are in good working order and are clear of any mortgage, security interest or other lien of any kind other than Permitted Liens.

         5A.11 FRANCHISES, LICENSES, AND INTELLECTUAL PROPERTY. Except as set forth in SCHEDULE 5A.11 to this Agreement, each Controlled Company has, to the knowledge of that Controlled Company, after commercially reasonable inquiry, legal title or ownership of, or the right to use pursuant to valid and enforceable agreements, all copyrights, formulas, franchises, licenses, patents, service marks, trademarks, trade names, trade secrets, and other intellectual property used in the business of that Controlled Company, in each case without conflict with, infringement of, or violation of the rights of others. There has not occurred any dilution, diminution in value, infringement, misappropriation, and unauthorized use of any copyright, formula, franchise, license, patent, service mark, trademark, trade names trade secret, or other intellectual property used in the business of any Controlled Company, except for any such dilution, diminution in value, infringement, misappropriation, or unauthorized use which would not be reasonably likely to have a material adverse effect upon the financial condition, properties or business operations of any Controlled Company. In any event, none of the matters disclosed in SCHEDULE 5A.11 will, either alone or in the aggregate with all such other matters, have a material adverse effect upon the financial condition, properties or business operations of any Controlled Company.

         5A.12 MATERIAL CONTRACTS. SCHEDULE 5A.12 to this Agreement sets forth a true and complete list of all Material Contracts, showing the parties, subject matter and term thereof, except for that Financial Alliance Processing Services, Inc. Service Agreement made as of December 23, 1996 by and among Financial Alliance Processing Services, Inc., National Processing Company, and National City Bank of Kentucky, as amended, which contract the parties acknowledge has been purposefully omitted from the Schedule 5A.12. Company has delivered to Purchaser a true and complete copy of each Material Contract. Each Material Contract has been duly authorized, executed and delivered by all parties thereto, has not, except as set forth in SCHEDULE 5A.12 to this Agreement, been amended or otherwise modified, is in full force and effect and is binding upon and enforceable against all parties thereto in accordance with its terms (subject to limitations imposed by general principles of equity (regardless whether such enforceability is considered in a proceeding at law or in equity) and the effect of applicable bankruptcy, reorganization, insolvency, moratorium and similar laws of general application relating to or affecting creditors' rights). There has not occurred or commenced to exist any event or condition which constitutes (or which would, with the giving of notice or lapse of time or both, constitute) a default under or which is reasonably likely to give rise to the amendment, cancellation, modification, rescission, revocation, termination, or non-renewal, of any Material Contract, other than any such default which would not be reasonably likely to have a material adverse effect upon the financial condition, properties or business operations of any Controlled Company. Moreover, no Controlled Company is on notice to the effect that any such event or condition has occurred, or that any Person who is a party to any Material Contract intends to amend, cancel, modify, rescind, revoke, or terminate, or not renew the same. "MATERIAL CONTRACT" means (a) any agreement, contract or commitment, whether written or oral, relating to the employment of any Person by any Controlled Company, or any bonus, deferred compensation, pension, profit sharing, stock option, employee stock purchase, retirement, insurance, health, welfare or other employee benefit plan requiring future contributions or payments in excess of one hundred thousand dollars ($100,000) in the aggregate, (b) any loan or advance to, or investment in, any other Person, which loan, advance, or investment exceeds an amount equal to twenty thousand dollars ($20,000), or any agreement, contract or commitment requiring future payments in excess of twenty dollars ($20,000) in the aggregate, whether written or oral, relating to the making of any loan, advance or investment, (c) any indemnity, or any guarantee or other contingent liability, whether written or oral, in respect of any indebtedness or obligation of any other Person (other than the endorsement of negotiable instruments for collection in the Ordinary Course of Business) in excess of five thousand dollars ($5,000), (d) any agreement, contract or commitment, whether written or oral, limiting the freedom of any Controlled Company to engage in any line of business or to compete with any other Person, (e) any contract requiring future payments in excess of twenty-five thousand dollars ($25,000), (f) any agreement to acquire all or any material part of the assets of any Person or to acquire any security issued by any Person, or (g) any other material agreement, contract, lease, arrangement, commitment, warranty or instrument, whether written or oral, express or implied, requiring payments in excess of twenty-five thousand dollars ($25,000).

         5A.13 MATERIAL PERMITS. SCHEDULE 5A.13 to this Agreement sets forth a true and complete list of all Material Permits, showing the name of the Persons who shall have granted or issued each such permit and subject matter and term thereof. Company has delivered to Purchaser a true and complete copy of each Material Permit. Each such Material Permit has been duly granted or issued by the Person who shall have granted or issued the same, as the case may be, has not, except as set forth in
         SCHEDULE 5A.13 to this Agreement, been amended or otherwise modified, and is in full force and effect. There has not occurred or commenced to exist any event, condition or other thing which is reasonably likely to give rise to the amendment, cancellation, modification, rescission, revocation, termination, or non-renewal, of any Material Permit. Moreover, no Controlled Company is on notice to the effect that any such event, condition, or thing has occurred, or that the Person who shall have issued any Material Permit intends to amend, cancel, modify, rescind, revoke, or terminate, or not renew the same.

         5A.14 REAL PROPERTY. Except for leasehold interests, no Controlled Company has any legal or beneficial interest in any real estate.
         SCHEDULE 5A.14 to this Agreement sets forth the street address of each real property in which any each Controlled Company has any leasehold interest, if any such interest is of public record, all applicable recording information with respect thereto, the date and term of the lease and the name of the lessor thereunder. Company has delivered to Purchaser a true and complete copy of each lease of any real property in which any Controlled Company has a legal or beneficial interest. To each Controlled Company's knowledge, after commercially reasonable inquiry, each such lease has been duly authorized, executed and delivered by all parties thereto, has not been amended or otherwise modified, is in full force and effect and is binding upon and enforceable against all parties thereto in accordance with its terms (subject to limitations imposed by general principles of equity (regardless whether such enforceability is considered in a proceeding at law or in equity) and the effect of applicable bankruptcy, reorganization, insolvency, moratorium and similar laws of general application relating to or affecting creditors' rights). To each Controlled Company's knowledge, after commercially reasonable inquiry, there has not occurred or commenced to exist any event or condition which constitutes (or which would, with the giving of notice or lapse of time or both, constitute) a default under or which is reasonably likely to give rise to the amendment, cancellation, modification, rescission, revocation, termination, or non-renewal, of any such lease. No Controlled Company is, to the knowledge of any Controlled Company after commercially reasonable inquiry, on notice to the effect that any such event, condition, or thing has occurred, or that any Person who is a party to any such lease intends to amend, cancel, modify, rescind, revoke, or terminate, or not renew the same.

         5A.15 280G. Except as set forth in SCHEDULE 5A.15, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in any payment, transfer of property, or any acceleration right which will constitute a non-deductible "excess parachute payment" within the meaning of Section 280G of the Code.

         5A.16 BANK ACCOUNTS. SCHEDULE 5A.16 sets forth for each Controlled Company (a) the name and address of each depository institution at which that Controlled Company has any deposit or other account, the number of each such account or safe deposit box, and the name of each Person authorized to draw thereon or have access thereto, as the case may be, and (b) the name of each Person holding a power of attorney to act on behalf of that Controlled Company.

         5A.17 INSURANCE. SCHEDULE 5A.17 sets forth a true and complete list and brief description (including applicable premiums and deductibles) of all policies of, and binders evidencing, life, fire, workmens' compensation, product liability, general liability and other forms of insurance, including title insurance, owned or maintained by each Controlled Company. Such policies are in full force and effect, and Company is not in default under any of them, other than any default which would not entitle the issuer of any such policy to deny payment thereunder in the event of any insured loss, unless the denial would not, either alone in the aggregate with all such other denials, be reasonably likely to have a material adverse effect upon the financial condition, properties or business operations of any Controlled Company.

         5A.18 UNION CONTRACTS, LABOR, AND EMPLOYEES. No Controlled Company has any contracts, agreements or understandings, whether written or oral, with any labor union or other labor organization or employee bargaining group relating to its employees. Nor does any Controlled Company have any knowledge of any efforts being made on the part of any labor union or other labor organization or employee bargaining group or any employee with respect to representation or organization of any of the employees of any Controlled Company. Each Controlled Company is in compliance with all laws, rules, regulations, and orders respecting employment and employment practices, terms and conditions of employment and wages and hours, except for any non-compliance that would not be reasonably likely to have a material adverse effect upon the financial condition, properties or business operations of any Controlled Company. No Controlled Company has engaged in any unfair labor practice. Other than as set forth on SCHEDULE 5A.18, there are no controversies pending or, to the best of the knowledge of each Controlled Company, threatened, between the respective employees of any Controlled Company and that Controlled Company. Set forth on SCHEDULE 5A.18 is a list of all current employees of each Controlled Company.

         5A.19 INTERESTS, IN CLIENTS, CUSTOMERS, ETC. Except as disclosed in
         SCHEDULE 5A.19, none of the Selling Shareholders and none of the Controlled Companies has any direct or indirect interest in, or is a director, officer or employee of, any entity which is a client, customer, supplier, lessor, lessee, debtor, creditor or competitor or potential competitor of any Controlled Company.

         5A.20 PRODUCT AND SERVICE WARRANTY LIABILITY. There are no product or service warranty or product or service liability claims pending or, to the knowledge of Company, threatened against any Controlled Company and, to the knowledge of each Controlled Company, there is no state of facts or the occurrence of any event that could reasonably be expected to form the basis for any such product or service warranty, product or service liability or other tort claim. Company has provided Purchaser with a complete and accurate list of all warranty information provided to or relied upon by the customers of each Controlled Company. To the knowledge of each Controlled Company, after commercially reasonable inquiry, there have been no product and service warranty or product and service liability claims made against any Controlled Company within the past three (3) years which would be reasonably likely, either alone or in the aggregate with all such other claims, have a material adverse effect upon the financial condition, properties or business operations of any Controlled Company.

         5A.21 FINANCIAL STATEMENTS. Each of the financial statements delivered pursuant to this Agreement by Company has been prepared in accordance with generally accepted accounting principles applied on a basis consistent with those used by Company during its then next preceding full fiscal year and fairly presents in all material respects (subject to routine year-end audit adjustments in the case of the unaudited financial statements and footnotes) the financial condition of the Company on a consolidated basis as of the date thereof and the consolidated results of its operations, if any, for the fiscal period then ending. SCHEDULE 5A.21 to this Agreement sets forth, for each Controlled Company, all liabilities of that Company, if any, whether fixed, contingent, or otherwise, if and to the extent not disclosed in the financial statements delivered pursuant to this Agreement except those liabilities which, individually, or in the aggregate, do not constitute material liabilities. Each Controlled Company has established and at all times maintained, in accordance with GAAP, appropriate reserves for federal, state, local, and foreign taxes of every kind and nature. There has been no material adverse change in the financial condition, properties, business, or results of operations of any Controlled Company since the date of the Most Recent Financial Statements nor any change in the accounting procedures of Company since January 1, 1996. Since the date of the Most Recent Financial Statements, no Controlled Company has incurred any material liabilities other than liabilities incurred in the Ordinary Course of Business.

         5A.22 DIVIDENDS. Company has not declared, committed itself to make, or paid any Dividend since June 30, 1997.

         5A.23 LAWFUL OPERATIONS. Except as set forth in SCHEDULE 5A.23, the operations of each Controlled Company have at all times been and continue to be in material compliance with all requirements imposed by law, whether federal, state or local, whether statutory, regulatory or other, including (without limitation) ERISA, all Environmental Laws and occupational safety and health laws and all zoning ordinances. In any event, none of the matters disclosed in SCHEDULE 5A.23 will, either alone or in the aggregate with all such other matters, have a material adverse effect upon the financial condition, properties or business operations of Company.

         5A.24 ENVIRONMENTAL MATTERS. Except as set forth in SCHEDULE 5A.24, no Controlled Company is in violation of, or has any liability, absolute or contingent, in or under or in connection with any Environmental Law, except for any violation or liability which would not be reasonably likely to have a material adverse effect upon the financial condition, properties or business operations of any Controlled Company. Without limiting the generality of the foregoing, no condition exists at, on or under any facility or other property now or previously owned by any Controlled Company which would give rise to any liability on the part of any Controlled Company or Purchaser under any Environmental Law, except for any violation or liability which would not, either alone or in the aggregate with all such other liabilities and violations, be reasonably likely to have a material adverse effect upon the financial condition, properties or business operations of any Controlled Company; and no Controlled Company has received any notice from any governmental agency, court or other Person it is a potentially responsible party for the clean-up of any environmental waste site, is in violation of any environmental permit or law or has been placed on any registry of solid or hazardous waste disposal site. There are no actions, suits, demands, notices, claims, investigations, or proceedings pending or, to the knowledge of any Controlled Company, threatened relating to any properties including, without limitation any notices, demand letters, or requests for information from any Person relating to any liability under, or any violation of, any Environmental Law that would impose a liability on any Controlled Company or Purchaser pursuant to any Environmental Law, except for any such liability which, either alone or in the aggregate with all such other liabilities, would not be reasonably likely to have a material adverse effect upon the financial condition, properties or business operations of any Controlled Company or Purchaser. In any event, none of the matters disclosed in SCHEDULE 5A.24 will, either alone or in the aggregate with all such other matters, have a material adverse effect upon the financial condition, properties or business operations of Company.

         5A.25 EMPLOYEE PLANS; WARN ACT. Except for the Employee Plans disclosed on SCHEDULE 5A.25, no Controlled Company maintains, contributes to, or has, to its knowledge, after commercially reasonable inquiry, an obligation to contribute to, any Employee Plan, or any other severance, bonus, stock option, stock appreciation, stock purchase, retirement, insurance, health, welfare, vacation, pension, profit-sharing or deferred compensation plan, agreement or arrangement providing benefits for employees or former employees of any Controlled Company, nor has any Controlled Company or any officer or director of any Controlled Company taken any action directly or indirectly to obligate Controlled Company to institute any such Employee Plan. No Controlled Company has, to its knowledge, after commercially reasonable inquiry, any liability with respect to any plans, arrangements or practices of the type described in the next preceding sentence previously maintained by or contributed to by any Controlled Company, or to which any Controlled Company previously had an obligation to contribute, that would be reasonably likely to have a material adverse effect upon the assets and properties, operations, condition (financial or otherwise) or business of any Controlled Company.

                  (a) Company has delivered to Purchaser a true and complete copy of each of the Employee Plans of each Controlled Company, including, without limitation, all amendments thereto. Each Employee Plan of each Controlled Company has at all times been maintained in full compliance with all laws, rules, regulations, and orders, including, without limitation, ERISA and all rules and regulations promulgated thereunder, except for any non-compliance which would not be reasonably likely to have a material adverse effect upon the financial condition, properties or business operations of any Controlled Company and except for the matters disclosed on Schedule 5A.25 (none of which disclosed matters will have a material adverse effect upon the financial condition, properties or business operations of Company), each such Employee Plan has been administered in accordance with the terms of the applicable plan documents in all material respects.

                  (b) Except as disclosed on SCHEDULE 5A.25, no Controlled Company has made any promises or commitments to provide, and is under no obligation or liability to provide, (i) medical benefits (including through insurance) to retirees of any Controlled Company or their dependents or (ii) life insurance or other death benefits (including through insurance) to retirees of any Controlled Company or their dependents, except for any obligation or liability that would not, either alone or in the aggregate with all such other obligations and liabilities, be reasonably likely to have a material adverse effect upon the financial condition, properties or business operations of any Controlled Company.

                  (c) No Employee Plan of any Controlled Company is or at any time was (i) funded through a "welfare benefit fund" as defined in Section 419(e) of the Code, (ii) subject to Title IV of ERISA, (iii) is or at any time was subject to the minimum funding standards of Section 302 of ERISA or Section 412 of the Code, (iv) a "multiemployer plan" within the meaning of Section 3(37) or 4001(a)(13) of ERISA, or Section 414(f) of the Code, or (v) a "multiple employer plan" within the meaning of Section 413(c) of the Code.

                  (d) Except as disclosed on SCHEDULE 5A.25 to this Agreement, no trade or business is or, at any time within the past six
                  (6) years, has been, treated, together with any Controlled Company as a single employer under Section 414 of the Code or
                  Section 4001 of ERISA. Each Employee Plan of each Controlled Company intended to be qualified under Section 401(a) of the Code is so qualified and has heretofore been determined by the IRS to be so qualified, and each trust created thereunder has heretofore been determined by the IRS to be exempt from tax under the provisions of Section 501(a) of the Code.

                  (e) No Controlled Company has engaged in any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code, excluding any transactions which are exempt under Section 408 of ERISA or Section 4975 of the Code, under an applicable regulation, or under a prohibited transaction exemption issued to that Controlled Company by the Department of Labor, other than any prohibited transaction exemption which is subject to any unsatisfied condition or which, according to any notice published in the Federal Register by the Department of Labor, is being reconsidered) with respect to any Employee Plan.

                  (f) Except as disclosed on SCHEDULE 5A.25 to this Agreement, each Employee Plan of each Controlled Company has made a timely filing of Form 5500 for each year that such Employee Plan has been in existence.

                  (g) Each Employee Plan of each Controlled Company has had prepared and distributed to all participants and beneficiaries a summary plan description that complies with Department of Labor Reg. Sections 2520.102-2 and 2520.102-3 and that summarizes the current terms of such Employee Plan in all material respects.

                  (h) Each group health plan (as such term is defined in Section 5000(b)(1) of the Code) maintained or contributed to, currently or in the past, by any Controlled Company (or any other corporation or trade or business the employees of which, together with the employees, are required by the Code to be treated as if they were employed by a single employer) has been operated in full compliance with the continuation coverage requirement of Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code.

                  (i) With respect to any insurance policy that has, or does, provide funding for benefits under any Employee Plan, (i) there is no liability on the part of any Controlled Company in the nature of a retroactive or retrospective rate adjustment, loss sharing arrangement, or other actual or contingent liability, nor would there be any such liability if any such insurance policy was terminated, except for any such liability which, either alone or in the aggregate with all such other liabilities, would not be reasonably likely to have a material adverse effect upon the financial condition, properties or business operations of any Controlled Company and (ii) no insurance company issuing any such policy is in receivership, conservatorship, liquidation or similar proceeding and, to the knowledge of Company, no such proceedings with respect to any insurer are imminent.

                  (j) Except as disclosed in SCHEDULE 5A.25, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated thereby will (i) constitute a stated triggering event under any Employee Plan that will result in any payment (whether of severance pay or otherwise) becoming due from any Controlled Company to any present or former officer, employee, director, shareholder, consultant, or former employee (or dependents of any thereof) or (ii) accelerate the time of payment or vesting, or increase the amount, of compensation due to any employee, officer, director, shareholder, or consultant.

                  (k) All contributions, payments, and transfers by any Controlled Company in respect of any Employee Plan have been timely made and have been or are fully deducted under the Code or, if not so deducted, is fully deductible under the Code.

                  (l) No Employee Plan of any Controlled Company provides benefits to any individual who is not (i) a current or former employee of that Controlled Company or (ii) a dependent of or other beneficiaries of any a current or former employee of that Controlled Company.

                  (m) Other than routine claims for benefits, there is no pending or, to the knowledge of any Controlled Company, threatened assessment, complaint, proceeding or investigation of any kind in any court or government agency with respect to any Employee Plan, nor is there, to the knowledge of any Controlled Company, any reasonable basis for one.

                  (n) All (i) insurance premiums required to be paid with respect to, (ii) benefits, expenses and other amounts due and payable under, and (iii) contributions, transfers or payments required to be made to, any Employee Plan or Company have been paid, made, or, accrued.

                  (o) Each Controlled Company has reserved all rights necessary to amend or terminate each of the Employee Plans of that Controlled Company without the consent of any other Person.

                   (p) SCHEDULE 5A.25 sets forth, for each Controlled Company, a true and complete list of all employees or former employees of that Controlled Company who have been suspended, terminated, laid off, granted any leave of absence, or otherwise placed in any non-active status during the ninety (90) day period ending on the date of this Agreement.

                  (q) Except as set forth on SCHEDULE 5A.25, no Controlled Company has taken any action that could be construed as a "plant closing" or "mass layoff" within the meaning of the WARN Act or any other applicable law.

         5A.26 NO BROKERS' OR INSIDERS' FEES. No Person has, or immediately following the consummation of the transactions contemplated by this Agreement will have, as a result of any action or inaction on the part of any Selling Shareholder or any Controlled Company, any claim or right against any Controlled Company or Purchaser for any commission, fee, or other compensation as a finder or broker in connection with the transactions contemplated by this Agreement. Except as set forth in
         SCHEDULE 5A.26, or as expressly provided in this Agreement or any agreement or other writing executed pursuant to this Agreement, there are no payments or promises of payment, however characterized, that have been paid or that are or may become payable in connection with the transactions contemplated pursuant to this Agreement to any Selling Shareholder, or to any director, officer, or employee, of any Controlled Company, or to any Affiliate of any of the foregoing.

         5A.27 DISCLOSURE. No representation, warranty, or other written statement (other than any made by Purchaser) made in or pursuant to this Agreement contains an untrue statement of a material fact or, to the knowledge of any Controlled Company, after commercially reasonable inquiry, omits to state a material fact necessary to make the representation, warranty, or other statement, as the case may be, in light of the circumstances under which it was made, not false or misleading.

5B. REPRESENTATIONS AND WARRANTIES: SELLING SHAREHOLDERS. Each Selling Shareholder severally, and for itself, represents and warrants to Purchaser as follows:

         5B.01 AUTHORITY TO SELL STOCK. Except as set forth in SCHEDULE 5A.03, there are no agreements (other than this Agreement) or other commitments of any kind obligating that Selling Shareholder to sell any security issued by Company. Except as set forth in SCHEDULE 5A.03, there are no outstanding restrictions, agreements or commitments of any kind by which that Selling Shareholder is bound which relate to or restrict in any way the sale and transfer, pursuant to this Agreement, of any capital stock of Company owned by that Selling Shareholder.

         5B.02 OWNERSHIP OF STOCK. SCHEDULE 5A.04 to this Agreement sets forth the name of that Selling Shareholder, and, to the right of that Selling Shareholder's name, respectively, the number of shares of Company Voting Stock and Company Non-Voting Stock owned beneficially and of record by that Selling Shareholder and the Selling Shareholder's Ratable Share, Selling Shareholder's Ratable Indemnification Share, and Selling Shareholder's Net Income Share, for that Selling Shareholder. Except as set forth in SCHEDULE 5A.04, all of Company's outstanding capital stock owned by that Selling Shareholder is owned beneficially and of record by that Selling Shareholder free from any security interest, option, equity or other right of any kind.

         5B.03 NO NOTICES, APPROVALS, OR CONSENTS REQUIRED: SELLING SHAREHOLDERS. Except for any notice which shall have been given on or before the Initial Closing Date, and except for any approval or consent which shall have been obtained on or before the Initial Closing Date, no notice to, registration with, or approval of any Person, including, without limitation, any governmental agency of any kind, is or was required on the part that Selling Shareholder for the due execution and delivery of this Agreement or any agreement or other writing to be executed by that Selling Shareholder pursuant to this Agreement, or for the performance of the respective provisions thereof that are on the part of that Selling Shareholder to be complied with, or for the sale and transfer of that Shareholder's Company Stock pursuant to this Agreement.

         5B.04 AUTHORITY: SELLING SHAREHOLDERS That Selling Shareholder has requisite power and authority to enter into this Agreement to transfer Company Stock in accordance with this Agreement, and to perform all of the agreements contained in this Agreement that are on that Selling Shareholder's part to be complied with.

         5B.05  NO CONFLICT:  SELLING SHAREHOLDERS.  None of

                  (a) the execution, delivery, or performance and observance of this Agreement or of any agreement or other writing to be executed by that Selling Shareholder pursuant to this Agreement, and

                  (d) the consummation of any transaction contemplated by this Agreement, (including, without limitation, the transfer of that Shareholder's Company Stock) or any agreement or writing to be executed by that Selling Shareholder pursuant to this Agreement will at any time

                  (i) result in the creation, attachment, or imposition of any assignment, attachment, mortgage, security interest, other lien, claim, equity, option, right, or interest of any kind upon any of that Shareholder's Company Stock or upon any property (whether real or personal, tangible or intangible, or mixed) of that Selling Shareholder,

                  (ii) except as disclosed in SCHEDULE 5A.07, result in the acceleration of all or any part of any obligation of that Selling Shareholder, or any increase in the amount of any such obligation,

                  (iii) conflict with, violate, constitute a default under (or an event which would, with the giving of notice, the lapse of time, or both, constitute a default under), or result in or give any Person the right to effect the cancellation or termination of, any agreement by which that Selling Shareholder or any of its property is bound,

                  (iv) conflict with or violate any assignment, attachment, mortgage, security interest, other lien, claim, equity, option, right, or interest of any kind upon any of that Selling Shareholder's Company Stock or upon any property (whether real or personal, tangible or intangible, or mixed) of that Selling Shareholder,

                  (v) result in any Person having the right (conditional or otherwise) to acquire any interest in all or any part of the property (whether real or personal, tangible or intangible, or mixed) of that Selling Shareholder, or

                  (vi) conflict with or violate any law, rule, regulation, or order by which that Selling Shareholder or any that Selling Shareholder's property is bound.

         5B.06 LITIGATION: SELLING SHAREHOLDERS. Except as set forth in SCHEDULE 5A.08 to this Agreement, (a) there is no Action pending against or directly involving that Selling Shareholder, nor, to the best knowledge of that Selling Shareholder, after due inquiry, is any such Action threatened and (b) there is no pending investigation by any governmental agency or authority of that Selling Shareholder, in each case which would have an adverse effect on that Selling Shareholder's title to or ownership of that Selling Shareholder's Company Stock. Except as set forth in SCHEDULE 5A.08 to this Agreement, there is no award, charge, decree, injunction, judgment, order, ruling, or writ of any kind to which that Selling Shareholder is subject or to which any property of that Selling Shareholder is subject, in each case which would have an adverse effect on that Selling Shareholder's title to or ownership of that Selling Shareholder's Company Stock. In any event, none of the matters disclosed in SCHEDULE 5A.08 seeks to enjoin or restrain the sale and transfer of all or any part of that Selling Shareholder's Company Stock as contemplated by this Agreement, and none of those matters will, either alone or in the aggregate with all such other matters, have a material adverse effect upon the rights of Purchaser in and to that Selling Shareholder's Company Stock.

         5B.07 REAFFIRMATION OF STOCK WARRANTIES. Each Selling Shareholder represents and warrants to Purchaser that each representation or warranty made by that Selling Shareholder in any of subsections 5B.01 through 5B.06, both inclusive, will be true and complete on the Initial Closing Date as if made on that date. Each Secondary Selling Shareholder represents and warrants to Purchaser that each representation or warranty made by that Selling Shareholder in any of subsections 5B.01 through 5B.06, both inclusive, will be true and complete on the Secondary Closing Date as if made on that date.

5C. REPRESENTATIONS AND WARRANTIES: PURCHASER. Purchaser represents and warrants to Selling Shareholders and Company as follows:

         5C.01 EXISTENCE. Purchaser is a duly organized and validly existing Kentucky corporation in good standing. Purchaser is duly qualified to transact business in each state or other jurisdiction in which Purchaser owns or leases any real property or in which the nature of the business conducted makes such qualification necessary or, if not so qualified, such failure to qualify will have no material adverse effect upon the financial condition of Purchaser or on the ability of Purchaser to transact business.

         5C.02 NO NOTICES, APPROVALS, OR CONSENTS REQUIRED: PURCHASER. Except for any identified in SCHEDULE 5C.02, no notice to, registration with, or approval of any Person, including, without limitation, any governmental agency of any kind, is required on the part of Purchaser for the due execution and delivery of this Agreement, or any agreement or other writing to be executed by Purchaser pursuant to this Agreement, or for the performance of the respective provisions thereof that are on Purchaser's part to be complied with, or for the consummation of any transaction contemplated by this Agreement or any agreement or writing to be executed by Purchaser pursuant to this Agreement.

         5C.03 AUTHORITY. Purchaser has requisite power and authority to enter into this Agreement and each agreement or other writing to be executed by Purchaser pursuant to this Agreement, and to perform all of the agreements contained in this Agreement and each agreement or other writing to be executed by Purchaser pursuant to this Agreement that are on Purchaser's part to be complied with. The officer executing and delivering this Agreement and each agreement or other writing to be executed by Purchaser pursuant to this Agreement on behalf of Purchaser has been duly authorized to do so.

         5C.04  NO CONFLICT.  Neither of

                  (a) the execution, delivery, or performance and observance of this Agreement or of any agreement or other writing to be executed by Purchaser pursuant to this Agreement nor

                  (b) the consummation of any transaction contemplated by this Agreement, or any agreement or writing to be executed by any of them pursuant to this Agreement will

                  (i) result in the creation, attachment, or imposition of any assignment, attachment, mortgage, security interest, other lien, claim, equity, option, right, or interest of any kind upon any property (whether real or personal, tangible or intangible, or mixed) of Purchaser,

                  (ii) result in the acceleration of all or any part of any obligation of Purchaser, or any increase in the amount of any such obligation,

                  (iii) conflict with, violate, constitute a default under (or an event which would, with the giving of notice, the lapse of time, or both, constitute a default under), or result in or give any Person the right to effect the cancellation or termination of any material contract to which Purchaser is a party,

                  (iv) conflict with or violate any assignment, attachment, mortgage, security interest, other lien, claim, equity, option, right, or interest of any kind upon any property (whether real or personal, tangible or intangible, or mixed) of Purchaser,

                  (v) result in any Person having the right (conditional or otherwise) to acquire any interest in all or any part of the property (whether real or personal, tangible or intangible, or mixed) of Purchaser,

                  (vi) conflict with or violate any law, rule, regulation, or order by which Purchaser or any of Purchaser's properties are bound, or

                  (vii) actuate, conflict, or violate any provision of the respective articles or certificates of incorporation, as the case may be, or by-laws or corporate regulations of Purchaser.

         5C.06 NO BROKERS' OR INSIDERS' FEES. No Person has, or immediately following the consummation of the transactions contemplated by this Agreement will have, as a result of any action or inaction on the part of Purchaser, any claim or right against any Controlled Company or any Selling Shareholder for any commission, fee, or other compensation as a finder or broker in connection with the transactions contemplated by this Agreement. Except as expressly provided in this Agreement or any agreement or other writing executed pursuant to this Agreement, there are no payments or promises of payment, however characterized, that have been paid or that are or may become payable in connection with the transactions contemplated pursuant to this Agreement to Purchaser , or to any director, officer, or employee, of Purchaser, or to any Affiliate of any of the foregoing.

         5C.07 SUFFICIENT FUNDS. Purchaser has sufficient funds to perform and observe all obligations contained in this Agreement that are on Purchaser's part to be complied with.

6A. COVENANTS OF COMPANY. Company agrees to perform and observe each of the following:

         6A.01 NOTICES, APPROVALS, OR CONSENTS REQUIRED. Unless and until the Initial Closing shall have occurred, Company will

                  (a) give or cause to be given each notice, if any, identified in SCHEDULE 5A.05, which shall not have been given on or before the date of this Agreement,

                  (b) undertake or cause to be undertaken each registration, if any, identified in Schedule 5A.05, which shall not have been undertaken on or before the date of this Agreement, and

                  (c) use commercially reasonable efforts to obtain or cause to be obtained each approval, if any, identified in SCHEDULE 5A.05, which shall not have been obtained on or before the date of this Agreement.

         6A.02 NO EXTRAORDINARY TRANSACTIONS. Unless and until the Initial Closing shall have occurred, Company will not, without having first obtained Purchaser's written consent, which consent shall not be unreasonably withheld, suffer or permit the occurrence of any of the following events or conditions, namely:

                  (a) the creation, attachment, or imposition of any assignment, attachment, mortgage, security interest, other lien, claim, equity, option, right, or interest of any kind upon any of the Company Stock or upon any property (whether real or personal, tangible or intangible, or mixed) of any Controlled Company, except, in the case of any property of any Controlled Company, Permitted Liens created, attaching, or imposed in the Ordinary Course of Business,

                  (b) the (i) adoption or amendment (except (A) as required by law, (B) to effect the payments to R. Emmons as set forth in
                  SCHEDULE 6A.02, which payments are contemplated by this Agreement, and (C) for the voluntary compliance resolution which Company agrees to file with the IRS on or before August 31, 1997, after having given Purchaser an opportunity to review the same) by any Controlled Company of any bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment, or other employee benefit agreement, trust, plan, or fund for the benefit or welfare, of any director, officer, employee, agent, or representative, (ii) increase (except for normal merit increases in the Ordinary Course of Business, not to exceed, on an annualized basis, ten thousand dollars ($10,000) for any one Person, and one hundred thousand dollars ($100,000) for all Persons in the aggregate) by any Controlled Company of the compensation or benefits of any director, officer, employee, agent, or representative or pay any benefit not required by any existing plan or arrangement (including, without limitation, stock options or stock appreciation rights), (iii) taking of any action or the granting of any benefit by any Controlled Company not in the Ordinary Course of Business with respect to any existing bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment, or other employee benefit agreement, trust, plan, or fund, or
                  (iv) entering into by any Controlled Company of any contract, agreement, commitment, or arrangement to do any of the foregoing,

                  (c) any change in any Controlled Company's authorized capital stock, including without limitation any stock split or reclassification in respect of any Controlled Company's outstanding capital stock, or any declaration, payment or setting aside for payment of any Dividend, fees, or other distribution in respect of the capital stock of any Controlled Company,

                  (d) any capital expenditure by any Controlled Company, or any agreement to any capital expenditure by any Controlled Company, if, after giving effect thereto, that aggregate amount of all capital expenditures made or agreed to on and after the date of this Agreement by all Controlled Companies would exceed, in the aggregate, an amount equal to fifty thousand dollars ($50,000),

                  (e) any sale, transfer, or other disposition of any assets of any Controlled Company, except for sales of inventory, if any, in the Ordinary Course of Business,

                  (f) the incurrence by any Controlled Company of any obligation or liability (fixed or contingent), except in the Ordinary Course of Business;

                  (g) any compromise of more than ten thousand dollars ($10,000) of any Account, debt or claim of any Controlled Company, or any waiver or release of any right of any Controlled Company that is of value,

                  (h) any transfer, abandonment, failure to maintain in good standing, or grant of any rights under or with respect to any leases, licenses or agreements of any Controlled Company or any of its property, or any agreement limiting any Controlled Company's ability to conduct its operations and distribute its services anywhere in the world or to any Person,

                  (i) any amendment of any Constituent Document as in effect on the date of this Agreement, except if and to the extent necessary to consummate the transactions specifically contemplated by this Agreement,

                  (j) except as set forth in Exhibit 5A.04, any (i) issuance or sale of any shares of capital stock (other than pursuant to this Agreement or pursuant to stock options outstanding prior to the date of this Agreement) or any other securities of any Controlled Company, (ii) issuance or sale of any securities convertible into or exchangeable for, any options, rights, or warrants to purchase, any certificates or scrip for, any participations in, any rights to subscribe for, or any calls or commitments of any character whatsoever relating to, any shares of capital stock or any other securities of any Controlled Company, (iii) entry into any arrangement, contract, or understanding (other than this Agreement) with respect to the issuance or sale of any shares of capital stock (other than pursuant to this Agreement) or any other securities of any Controlled Company, (iv) recapitalization or other change in the capital structure of any

                  Controlled Company, or (v) grant of any stock options by any Controlled Company under any stock option plan or otherwise,

                  (k) any material change with respect to the nature of any Controlled Company's business as conducted on the date of this Agreement, or any change in its accounting procedures,

                  (l) entry into any contract of a kind described in section 5A.12, required to be set forth in SCHEDULE 5A.12, or purposefully omitted from Schedule 5A.12 by the parties to this Agreement;

                  (m) any failure to maintain the material properties and assets of the business of any Controlled Company, whether owned or leased, in their current operating condition and repair, reasonable wear and tear excepted;

                  (n) any failure to maintain in full force and effect insurance for the business of any Controlled Company providing coverage and amounts of coverage in accordance with their current practice;

                  (o) any merger or consolidation of any Controlled Company with any other Person or any acquisition of any stock, business, or substantial percentage of the property or assets of any other Person;

                  (p) any write-up the value of any of any Controlled Company's assets,

                  (q) except as set forth in SCHEDULE 5A.12, any loan or advance to, or any investment in, any Person (including any officer, director, employee, agent, sales representative or consultant), except for (A) travel advances to employees, provided, that the aggregate unpaid principal balance of all such advances shall not exceed an amount equal to ten thousand dollars ($10,000) at any one time outstanding and (B) any existing or future investment in direct obligations of the United States of America or any agency thereof the obligations of which are backed by the full faith and credit of the United States of America, in certificates of deposit fully insured by the Federal Deposit Insurance Corporation, or in any other money-market investment if it carries the highest quality rating of any nationally-recognized rating agency, provided, that no investment permitted by this clause (B) shall mature more than ninety (90) days after the date when made,

                  (r) any deferment of the payment of any Controlled Company's accounts payable, outside of the Ordinary Course of Business,

                  (s) any incurrence by any Controlled Company of any indebtedness for borrowed money,

                  (t) any declaration or payment of any Dividend by Company, or

                  (u) any agreement to do any of the foregoing.

         6A.03 FULL ACCESS. Unless and until the Initial Closing shall have occurred, upon each request of Purchaser, Company shall permit, and shall cause each of the its Subsidiaries to permit, representatives of Purchaser to have, during normal business hours, full access to all of the customers, customer information, suppliers, supplier information, sub-contractor information, third-party contractors information, premises, properties, personnel, books, records (including, without limitation, tax records), contracts and documents of or pertaining to Company and its Subsidiaries.

         6A.04 NOTICE OF DEVELOPMENTS. Unless and until the Initial Closing shall have occurred, Selling Shareholders will, and will cause each Controlled Company to, give prompt notice to Purchaser whenever there shall occur or commence to exist (a) any material development in the business of any Controlled Company that would be outside the Ordinary Course of Business or (b) any event or condition that, if occurring or existing at the date of this Agreement, would have been required to be set forth or identified in any of the schedules to this Agreement. Each such notice shall be deemed to amend any schedule to this Agreement, unless any of the matters set forth in that Schedule, either alone or in the aggregate with one or more other such matters, set forth in any such notice, either alone or in the aggregate with one or more others, would or would be reasonably likely to have (i) a material adverse effect upon the financial condition, properties or business operations of any Controlled Company or (ii) a material adverse impact the economic or business benefits of the transactions contemplated by this Agreement to Company, Purchaser, or both.

         6A.05 EXCLUSIVITY. No Selling Shareholder, Controlled Company, or director, officer, employee, or shareholder of any Controlled Company will, directly or indirectly, (a) solicit or initiate any proposals or offers from any Person relating to any acquisition or purchase of all or a material amount of the assets of, or any securities of, or any merger, consolidation or business combination with Company or any of its Subsidiaries, (b) participate in any discussions or negotiations regarding, or furnish to any other Persons any information with respect to any acquisition or purchase of all or a material amount of the assets of, or any securities of, or any merger, consolidation or business combination with Company or any of its Subsidiaries, or (c) suffer or permit any of their respective advisors, agents, consultants, employees, or other representatives to do anything described in the foregoing clauses (a) or (b). Each Selling Shareholder, Controlled Company, and director, officer, employee, and shareholder of any Controlled Company will, on the date of this Agreement, cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to anything described in the foregoing clauses (a) or (b). Each of Company and Selling Shareholders will give Purchaser immediate notice if any such inquiries or proposals are received by, any information is requested from, or any such negotiations or discussions are sought to be initiated or continued with Company.

         6A.06 FURTHER ASSURANCE. Company will, at Company's expense, to make and do, all such acts and things as Purchaser may from time to time reasonably require for the better evidencing, perfection, protection, or validation of, or realization of the benefits of, its interest in the Company Stock and its rights under this Agreement. Without limiting the generality of the foregoing, Company will, at Company's expense, upon each request of Purchaser, (a) comply with, and cause each Selling Shareholder to comply with, every other requirement deemed reasonably necessary by Purchaser for the perfection of its interest in the Company Stock, and (b) execute and deliver such affidavits, assignments, endorsements of specific items, powers of attorney, and other writings as Purchaser may from time to time reasonably require, each in form and substance satisfactory to Purchaser.

6B. COVENANTS OF PURCHASER. Purchaser will perform and observe each of the following, namely:

         6B.01 NOTICES, APPROVALS, OR CONSENTS REQUIRED. Purchaser will, unless and until the Initial Closing shall have occurred:

                  (a) give or cause to be given each notice, if any, identified in SCHEDULE 5C.02, which shall not have been given on or before the date of this Agreement,

                  (b) undertake or cause to be undertaken each registration, if any, identified in Schedule 5C.02, which shall not have been undertaken on or before the date of this Agreement, and

                  (c) use commercially reasonable efforts to obtain or cause to be obtained each approval, if any, identified in SCHEDULE 5C.02, which shall not have been obtained on or before the date of this Agreement.

          6B.02 FINANCIAL STATEMENTS. Unless and until the Secondary Closing shall have been consummated, Purchaser will, after the consummation of the Initial Closing, cause Company to furnish to each Secondary Closing Shareholder

                  (a) as soon as available, and in any event within twenty (20) days after the end of each month ending after the Initial Closing Date, a balance sheet of Company as of the end of that month, and the statements of cash flow, income and surplus reconciliation of Company for the fiscal year in which that month occurs to the end of that month, all prepared (but unaudited) on a consolidated basis, in accordance with GAAP and in form and detail similar to the Most Recent Financial Statements,

                  (b) concurrently with each delivery of financial statements pursuant to clause (a), a certificate having been signed by Company's chief financial officer, certifying that those financial statements fairly present in all material respects the financial condition and results of operations of Company in accordance with GAAP, and

                  (c) forthwith upon each Secondary Selling Shareholder's written request, such other information about the financial condition, properties and operations of the Controlled Companies and their respective Employee Plans as that Selling Shareholder may from time to time request.

         6B.03 NO EXTRAORDINARY TRANSACTIONS. Unless and until the Secondary Closing shall have occurred, Company will not, at any time on or after the Initial Closing Date, without having first obtained the written consent of each of John J. Leehy III and James C. Comis III, which consent shall not be unreasonably withheld, suffer or permit the occurrence of any of the following events or conditions, namely:

                  (a) any (i) issuance or sale of any shares of capital stock (other than pursuant to this Agreement) or any other securities of any Controlled Company, (ii) issuance or sale of any securities convertible into or exchangeable for, any options, rights, or warrants to purchase, any certificates or scrip for, any participations in, any rights to subscribe for, or any calls or commitments of any character whatsoever relating to, any shares of capital stock or any other securities of any Controlled Company, (iii) entry into any arrangement, contract, or understanding (other than this Agreement) with respect to the issuance or sale of any shares of capital stock (other than pursuant to this Agreement) or any other securities of any Controlled Company, (iv) recapitalization or other change in the capital structure of any Controlled Company, or (v) grant of any stock options by any Controlled Company under any stock option plan or otherwise,

                  (b) any merger or consolidation of any Controlled Company with any other Person or any acquisition of any stock, business, or substantial percentage of the property or assets of any other Person (except as may be necessary to consummate he transactions contemplated in this Agreement, or

                  (c) any transaction not in the Ordinary Course of Business with any Affiliate which has the intent or effect of negatively affecting the value of the Company Stock owned by the Secondary Selling Shareholders and benefiting the Company;

                  or any agreement not in the Ordinary Course of Business to do any of the foregoing

7A. INDEMNITY: PURCHASER INDEMNITEES. Subject to section 7D and subsection 8.04, Selling Shareholders and Company will jointly and severally reimburse and indemnify each Purchaser Indemnitee, upon that Purchaser Indemnitee's demand, from and against any and all damages and liabilities and any and all fees, costs, expenses (including, without limitation, the fees, costs, and reasonable expenses of accountants, appraisers, attorneys, consultants, and expert witnesses, court costs, costs of defense, and costs of investigation), and losses (including, without limitation, but without duplication, any loss in value of the Shares, any loss in value of any assets of the Company, and any loss of profit) arising out of or in connection with each of the following (each a "PURCHASER INDEMNIFIABLE EVENT")

         (a) any inaccuracy of any representation, warranty, or other statement made by or on behalf of Selling Shareholders or any them in or pursuant to this Agreement

         (b) any failure or omission on the part of Selling Shareholders and Company or any of them to perform or observe any covenant contained in this Agreement and that is on the part of Selling Shareholders and Company or any of them to be complied with, or

         (c) any liability of any Seller Indemnitee to National Bankcard Association, Inc., if and to the extent that the liability arises out of or in connection with any action or inaction (including, without limitation, any tortious act, breach of contract, or violation of law) prior to the Initial Closing Date, provided, that

         (i) Neither Company nor any Selling Shareholder shall be obligated to reimburse or indemnify any Purchaser Indemnitee pursuant to this section from and against any damages, liabilities, fees, costs, or expenses arising out of or in connection any Purchaser Indemnifiable Event (other than any Special Purchaser Indemnifiable Event with respect to that Selling Shareholder)

                  (A) if Purchaser shall not have executed and delivered to Escrow Agent, within the period of one (1) year following the Initial Closing Date, an Indemnification Claim Certificate in respect of that Purchaser Indemnifiable Event or

                  (B) if and to the extent that, after giving effect to such reimbursement and indemnity, that aggregate of all amounts which shall have been paid pursuant to this section 7A would exceed an amount equal to fifteen million dollars ($15,000,000),

         (ii) no Selling Shareholder shall be obligated to reimburse or indemnify any Purchaser Indemnitee pursuant to this section from and against any damages, liabilities, fees, costs, or expenses arising out of or in connection with (A) any inaccuracy of any Stock Warranty made by any other Selling Shareholder or (B) any failure or omission on the part of any other Selling Shareholder to perform or observe any agreement contained in section 2A, subsection 3A.01, or subsection 3D.01 that is on such other Selling Shareholder's part to be complied with,

         (iii) the aggregate amount to be paid, under section 7A or otherwise, by any Selling Shareholder for any damages, liabilities, fees, costs, or expenses arising out of or in connection with any inaccuracy of any one or more Stock Warranties made by that Selling Shareholder shall not exceed an amount equal to the aggregate consideration which that Selling Shareholder shall have been paid pursuant to sections 2B, and 2C,

         (iv) without diminishing or impairing the joint and several nature of any Selling Shareholder's obligations therefor, the aggregate amount to be paid, under section 7A or otherwise, of each Selling Shareholder for any damages, liabilities, fees, costs, or expenses arising out of or in connection with any inaccuracy of any one or more Employee Benefit Warranties shall not exceed an amount equal to the aggregate consideration which that Selling Shareholder shall have been paid pursuant to sections 2B, and 2C, and, in any event, Purchaser shall not be entitled to commence any legal action against any Selling Shareholder for the breach of any Employee Benefit Warranty unless, prior to the commencement of that action, the Aggregate Indemnity Claim Amount (as defined in the Escrow Agreement) shall be greater than or equal to fifteen million dollars ($15,000,000), and

         (v) the aggregate amount to be paid, under section 7A or otherwise, by any Selling Shareholder for any damages, liabilities, fees, costs, or expenses arising out of or in connection with any Purchaser Indemnifiable Event (other than any inaccuracy of any Stock Warranty made by that Selling Shareholder or any failure or omission on the part of that Selling Shareholder to perform or observe any agreement contained in section 2A, subsection 3A.01, or subsection 3D.01 that is on that Selling Shareholder's part to be complied with) shall not exceed an amount equal to the Selling Shareholder's Ratable Indemnification Share.

7B. INDEMNITY: SELLER INDEMNITEES. Subject to section 7D and subsection 8.04, Purchaser will reimburse and indemnify each Seller Indemnitee, upon that Seller Indemnitee's demand, from and against any and all damages and liabilities and any and all fees, costs, and reasonable expenses (including, without limitation, the fees costs, and expenses of accountants, appraisers, attorneys, consultants, and expert witnesses, court costs, costs of defense, and costs of investigation) arising out of or in connection with each of the following (each a "SELLER INDEMNIFIABLE EVENT")

         (a) any inaccuracy of any representation, warranty, or other statement made by or on behalf of Purchaser in or pursuant to this Agreement or

         (b) any failure or omission on the part of Purchaser to perform or observe any covenant contained in this Agreement and that is on the part of Purchaser to be complied with.

7C. DEFENSE OF CLAIMS. If there shall be asserted in writing any Action against an Indemnitee, and that Indemnitee shall believe in good faith that such Indemnitee is entitled to reimbursement or indemnity pursuant to this section, then, and in each such case, that Indemnitee shall give prompt notice of that Action (in each such case, the "INDEMNIFIABLE ACTION") to the party (in each such case, the "INDEMNITOR") to this Agreement from whom that Indemnitee so believes itself to be so entitled, provided, that any failure or delay in the giving of such notice shall neither (a) diminish or impair any obligation of the Indemnitor pursuant to this section except if and to the extent that such failure or delay shall have materially and substantially prejudiced the rights of the Indemnitor under subsection 7C.01 or (b) result in any liability on the part of the Indemnitee.

         7C.01 INDEMNITOR'S RIGHT TO ASSUME DEFENSE. The Indemnitor shall have the right, at its option and expense, to assume the defense of the Indemnifiable Action, provided, that, within the period of twenty (20) days (or within such shorter period in which an answer or other responsive action is required by applicable rules of procedure) after receiving notice of the Indemnifiable Action from the Indemnitee, the Indemnitor shall have, by notice given to the Indemnitee, elected to defend the Indemnifiable Claims in the name of the Indemnitee. Any such election shall be irrevocable. Notwithstanding the foregoing, the Indemnitor shall not have the right to assume the defense of the Indemnifiable Action if (i) representation of both the Indemnitee and the Indemnitor by the same legal counsel would be prohibited by rules or regulations governing the professional conduct of such counsel, (ii) the Indemnitee determines in good faith that there is a significant possibility that the Indemnifiable Action may materially and adversely affect it or its Affiliates other than as a result of monetary damages, or (iii) the Indemnitee determines in good faith that the Indemnitor has insufficient financial resources to satisfy any monetary damages reasonably likely to result from such Action.

         7C.02 EFFECT OF INDEMNITOR'S ELECTION TO ASSUME DEFENSE. If the Indemnitor shall have assumed the defense of the Indemnifiable Action in accordance with subsection 7C.01, then the following shall apply:

                  (a) except as provided in clause (e) of this subsection 7C.02, the Indemnitee shall have the right to participate and assist in, but not control, the defense of the Indemnifiable Action and to employ its own counsel in connection therewith;

                  (b) except as provided in clause (e) of this subsection 7C.02, the Indemnitor shall not be liable to the Indemnitee for the fees or expenses of the Indemnitee's counsel or other expenses incurred by the Indemnitee in connection with participating in the defense of the Indemnifiable Action, except that the Indemnitor shall be liable for any such fees and expenses incurred prior to the time at which the Indemnitor shall have elected to assume the defense of the Indemnifiable Action;

                  (c) counsel used by the Indemnitor in connection with the defense of the Indemnifiable Action shall be subject to the prior approval of the Indemnitee, which approval shall not be unreasonably withheld or delayed;

                  (d) except as provided in clause (e) of this subsection, the Indemnitor shall have no liability with respect to any compromise or settlement of the Indemnifiable Action effected without its consent, which consent shall not be unreasonably withheld or delayed;

                  (e) if the Indemnitor shall fail or omit to diligently prosecute the defense of the Indemnifiable Action, then, and in each such case, (i) the Indemnitee shall have the right, by giving notice to the Indemnitor, to take over and control the defense of the Indemnifiable Action, (ii) the Indemnitor shall be liable to the Indemnitee for any and all liabilities and any and all fees, costs, expenses (including, without limitation, the fees costs, and expenses of accountants, appraisers, attorneys, consultants, and expert witnesses, court costs, costs of defense, and costs of investigation) suffered or incurred by the Indemnitee in connection with the Indemnifiable Action and (iii) the Indemnitor shall be liable for any settlement of such Action effected by the Indemnitee; and

                  (f) subject to the provisions of subsection 7C.04, the Indemnitor shall have the right to settle or otherwise dispose of the Indemnifiable Action.

         7C.03 EFFECT OF INDEMNITOR'S ELECTION NOT TO ASSUME DEFENSE. If the Indemnitor shall have assumed the defense of the Indemnifiable Action in accordance with subsection 7C.01, or shall not have the right to assume the defense of the Indemnifiable Action, then the following shall apply:

                  (a) the Indemnitee shall have the right to control the defense of the Indemnifiable Action and to employ its own counsel in connection therewith; and

                  (b) the Indemnitor shall have the right, at its sole cost and expense, to participate in, but not control, the defense of the Indemnifiable Action and to employ its own counsel in connection therewith.

         7C.04 AUTHORITY TO SETTLE. Any compromise or settlement of the Indemnifiable Action shall be subject to the consent of the Indemnitee. If, however, the Indemnitor shall give the Indemnitee notice of the Indemnitor's desire to accept an offer of settlement (the "OFFERED MONETARY SETTLEMENT") which is limited strictly to monetary damages and which includes a full release of the Indemnitee, and the Indemnitee does not consent to the same, then, and in each such case, the Indemnitee may continue to pursue compromise or settlement of the Indemnifiable Action, free of any participation by the Indemnitor, at the sole expense of the Indemnitee. In any event, the obligation of the Indemnitor to the Indemnitee in respect of the Indemnifiable Action shall not exceed an amount equal to the lesser of (a) the amount of the monetary damages under the terms of the Offered Monetary Settlement plus, without duplication, the aggregate amount of all liabilities and all fees, costs, expenses (including, without limitation, the fees, costs, and expenses of accountants, appraisers, attorneys, consultants, and expert witnesses, court costs, costs of defense, and costs of investigation) suffered or incurred by the Indemnitee in connection with the Indemnifiable Action up to and including the date upon which the Indemnitor shall have given the Indemnitee notice of the Offered Monetary Settlement and (b) the aggregate of the amounts actually paid by the Indemnitee as a result of its continued pursuit of the settlement or compromise of the Indemnifiable Action, which amounts will be reimbursed by the Indemnitor on the Indemnitee's demand from time to time.

7D. MATERIALITY THRESHOLD. Notwithstanding any contrary provision of this section,

         (a) neither Company nor any Selling Shareholder shall have any obligation to reimburse, indemnify, or defend any Purchaser Indemnitee pursuant to section 7A unless and until the aggregate amount of all damages, liabilities, fees, costs, expenses, and losses for which the Selling Shareholders and Company or any of them would otherwise be obligated to provide reimbursement or indemnity pursuant to section 7A shall exceed an amount equal to five hundred thousand dollars ($500,000), in which event Company and each Selling Shareholder shall be liable as provided in section 7A without regard to the provisions of this section 7D and

         (b) Purchaser shall have no obligation to reimburse, indemnify, or defend any Seller Indemnitee pursuant to section 7B unless and until the aggregate amount of all damages, liabilities, fees, costs, expenses, and losses for which Purchaser would otherwise be obligated to provide reimbursement or indemnity pursuant to section 7B shall exceed an amount equal to five hundred thousand dollars ($500,000), in which event Purchaser shall be liable as provided in section 7B without regard to the provisions of this section 7D.

7E. CALCULATION OF LIABILITY LIMITS. If Escrow Agent shall pay from the Indemnification Account (as defined in the Escrow Agreement)

         (a) any amount in respect of any Selling Shareholder's obligation to reimburse, indemnify, or otherwise make payment to Purchaser for any damages, liabilities, fees, costs, or expenses arising out of or in connection with any inaccuracy of any Stock Warranty made by that Selling Shareholder, then, and in each such case, the amount paid by that Selling Shareholder for purposes of clause (iii) of section 7A shall include the amount so paid by Escrow Agent and

         (b) any amount in respect of any Selling Shareholder's obligation to reimburse, indemnify, or otherwise make payment to Purchaser for any damages, liabilities, fees, costs, or expenses arising out of or in connection with any inaccuracy of any Employee Benefit Warranty, then, and in each such case, the amount paid by that Selling Shareholder for purposes of clause (iv) of section 7A shall include the amount equal to the product of (i) the amount so paid by Escrow Agent multiplied by
         (ii) a fraction the numerator of which is that Selling Shareholder's Ratable Indemnification Share of fourteen million seven hundred thousand dollars ($14,700,000) and the denominator of which is fifteen million dollars ($15,000,000).

7F. COOPERATION. Each party will cooperate with the other party to the fullest extent reasonable in connection with any Action which the defense of which has been assumed by the other party pursuant to this section.

8. INTERPRETATION. This Agreement shall be governed by the following provisions:

         8.01 WAIVERS. Each party to this Agreement may from time to time in its discretion grant waivers and consents in respect of this Agreement or assent to amendments thereof, but no such waiver, consent, or amendment shall be binding upon that party unless set forth in a writing (which writing shall be narrowly construed) signed that party. No course of dealing in respect of, nor any omission or delay in the exercise of, any right, power, or privilege by any party to this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further or other exercise thereof or of any other, as each such right, power, or privilege may be exercised either independently or concurrently with others and as often and in such order as the party entitled to exercise that right, power, or privilege, as the case may be, may deem expedient.

         8.02 CUMULATIVE PROVISIONS. Each right, power, or privilege specified or referred to in this Agreement is in addition to and not in limitation of any other rights, powers, and privileges that any party to this Agreement may otherwise have or acquire by operation of law, by other contract, or otherwise.

         8.03 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall bind and benefit each of the parties thereto and each such party's successors and assigns, if any, provided, that without the prior written consent of each other party to this Agreement, no party to this Agreement shall have the right to assign any of its rights or delegate any of its duties under this Agreement, and any assignment or delegation in contravention of this subsection shall be null and void ab initio. Except for Company, Selling Shareholders, Purchaser, and their respective successors and assigns, there are no intended beneficiaries of this Agreement.

         8.04 SURVIVAL. Each representation or warranty (other than any Employee Benefit Warranty or any Stock Warranty) made or deemed made in or pursuant to this Agreement shall survive the execution and delivery of this Agreement and shall survive thereafter for a period of one (1) year following the Initial Closing Date. Each Employee Benefit Warranty shall survive until the time, if any, at which an applicable statute of limitations would bar all Persons from maintaining any action (whether at law or equity) against any Controlled Company or Purchaser (or any of their respective successors and assigns, if any) arising out of or in connection with the matters which are the subject of that warranty. Each Stock Warranty, and each of the respective provisions of sections 2D, 7A, 7B, 7C, 7D, 7E, and 7F shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement Neither Company nor any Selling Shareholder will assert as a defense to any claim made or action brought by Purchaser for a breach of any representation or warranty made in or pursuant to this Agreement that Purchaser did not reasonably rely upon that representation or warranty, as the case may be, because of any diligence of, investigation by, or information in the possession of, Purchaser at any time.

         8.05 CAPTIONS. The captions to the sections and subsections of this Agreement and the table of contents, if any, are inserted for convenience only and shall be ignored in interpreting the provisions thereof.

         8.06 SUBSECTIONS. Each reference to a section includes a reference to all subsections thereof (i.e., those having the same character or characters to the left of the decimal point) except where the context clearly does not so permit.

         8.07 SEVERABILITY. If any provision in this Agreement shall be or become illegal or unenforceable in any case, then that provision shall be deemed modified in that case so as to be legal and enforceable to the maximum extent permitted by law while most nearly preserving its original intent, and in any case the illegality or unenforceability of that provision shall affect neither that provision in any other case nor any other provision.

         8.08 ACCOUNTING TERMS. Any accounting term used in Agreement shall have the meaning ascribed thereto by generally accepted accounting principles as in effect on the date hereof, subject, however, to such modification, if any, as may be provided in this Agreement.

         8.09 GOVERNING LAW. This Agreement shall be governed by the law (excluding conflict of laws rules) of the State of New York.

         8.10 INTEGRATION. This Agreement sets forth the entire agreement of the parties as to the subject matter of this Agreement, and may not be contradicted by evidence of any agreement or statement unless made in a writing (which writing shall be narrowly construed) signed by the party to be charged with having made such agreement or statement, as the case may be, contemporaneously with or after the execution and delivery of this Agreement.

         8.11 NOTICES AND OTHER COMMUNICATIONS. Each notice, demand, or other communication to a party pursuant to this Agreement shall be in writing and shall be deemed received by that party upon the earliest to occur of

                  (a) the date of that party's actual receipt thereof, regardless of the method of delivery,

                  (b) the fifth (5th) day following the date upon which that notice, demand, or other communication, as the case may be, shall have been mailed by certified or registered mail to that party at the address of that party set opposite that party's signature below (or any other address of which that party shall have given notice to each other party after the execution and delivery of this Agreement), whether or not actually received by that party.

         Without limiting the generality of the foregoing, each, notice, demand, or other communication to a Selling Shareholder shall be deemed to have been received by that Selling Shareholder when that notice, demand, or other communication, as the case may be, is deemed to have been received by John J. Leehy III ("SELLING SHAREHOLDER REPRESENTATIVE"). Selling Shareholder Representative hereby irrevocably accepts Selling Shareholder Representative's appointment as each Selling Shareholder's agent for the purpose of receiving any notice, demand, or other communication to be given by Purchaser pursuant to this Agreement, and Selling Shareholder Representative hereby agrees to give each Selling Shareholder a timely and appropriate copy of any notice, demand, or other communication that is received by Selling Shareholder Representative pursuant to or otherwise in connection with this Agreement. Each Selling Shareholder hereby irrevocably appoints Selling Shareholder Representative as that Selling Shareholder's agent for the purpose of receiving any notice, demand, or other communication to be given by Purchaser to that Selling Shareholder, and each Selling Shareholder hereby agrees to give Selling Shareholder Representative a timely and appropriate copy of any notice, demand, or other communication that is received by that Selling Shareholder pursuant to or otherwise in connection with this Agreement. Accordingly, Purchaser shall be entitled to assume that any notice, demand, or other communication deemed received pursuant to this Agreement by any Selling Shareholder has been received by all Selling Shareholders.

         8.12 IMMEDIATE U. S. FUNDS. Any reference to money is a reference to lawful money of the United States of America which, if in the form of credits, shall be in immediately available funds.

9. DEFINITIONS. As used in this Agreement, except where the context clearly requires otherwise,

         "ACCOUNT" means any right to payment for goods sold or leased or for services rendered which is not evidenced by an instrument or chattel paper, whether or not it has been earned by performance, and includes, without limitation, all rights to payment earned or unearned under a charter or other contract involving the use or hire of a vessel and all rights incident to the charter or contract;

         "ACQUISITION TRANSACTION" means (a) a merger or consolidation, or similar transaction, involving a Controlled Company, (b) a purchase, lease, or other acquisition of all or substantially all of the assets of any Controlled Company, or (c) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing more than fifty percent (50%) of the issued and outstanding capital securities or voting power of any Controlled Company;

         "ACTION" means action, claim, counterclaim, crossclaim, proceeding, or suit, whether at law or in equity, whether sounding in tort, contract, or otherwise;

         "AFFILIATE" means, when used with reference to any Person (the "subject"), a Person that is in control of, under the control of, or under common control with, the subject, the term "control" meaning the possession, directly or indirectly, of the power to direct the management or policies of a Person, whether through the ownership of voting securities, by contract, or otherwise;

         "AGREEMENT" means this Agreement and includes each amendment, if any, to this Agreement;

         "BANKING DAY" means any day (other than any Saturday, Sunday or legal holiday) on which the main office of National City Bank of Kentucky at Louisville, Kentucky is open to the public for carrying on substantially all of its banking functions;

         "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and all rule and regulations promulgated thereunder, as in effect from time to time;

         "COMPANY" is defined in the First paragraph of this Agreement;

         "COMPANY STOCK" means, collectively, the Company Non-Voting Stock and the Company Voting Stock;

         "COMPANY NON-VOTING STOCK" is defined in paragraph B of the introduction of this Agreement;

         "COMPANY VOTING STOCK" is defined in paragraph A of the introduction of this Agreement;

         "CONTROLLED COMPANY" means Company or any Subsidiary of Company;

         "CONSTITUENT DOCUMENT" means (a) any articles or certificate of incorporation, articles or certificate of organization, by-laws or code of regulations, close corporation agreement or any similar document or agreement, as applicable, relating to the organization of, or regulation of the internal affairs of, any Controlled Company, (b) all other agreements or writings relating to the regulation of any aspect of the internal affairs of any Controlled Company, or the relations of the shareholders of any Controlled Company among themselves, as each has been amended from time to time up to and including the date of this Agreement, and (c) all certificates of fictitious name, registration applications, certificates of good standing, and other applications, certificates, registrations, and writings issued by or filed with any Secretary of State or other governmental official, office, or agency concerning the status or qualification to do business of any Controlled Company, as the same has been amended from time to time up to and including the date of this Agreement;

         "DIVIDEND" means a payment made, liability incurred, or other consideration given by any Person for the purchase, acquisition, redemption or retirement of any capital stock of that Person or as a dividend, return of capital, or other distribution in respect of that Person's capital stock;

         "EMPLOYEE PLAN" means any employee benefit plan as defined in Section 3(3) of ERISA or any similar provision of any applicable Law;

         "EMPLOYEE BENEFIT WARRANTY" means (a) any representation or warranty made in the first two sentences of subsection 5A.25, in the second sentence of clause (d) of subsection 5A.25, or in any of clauses (a),
         (e), (f), (g), (h), (i), (k), or, (m) of subsection 5A.25 and (b) any statement made in the certificate delivered pursuant to subsection 4B.02, to the extent that such statement affirms that any representation or warranty referred to in the next preceding clause (a) would, if made as of the Initial Closing Date, be true and complete on that date;

         "ENVIRONMENTAL LAW" means the Clean Air Act (42 USC 7401 et seq.), Comprehensive Environmental Response, Compensation, and Liability Act (42 USC 9601 et seq.), the Hazardous Material Transportation Act (49 USC 1801 et seq.), the Resource Conservation and Recovery Act (42 USC 6901 et seq.), the Federal Water Pollution Control Act (33 USC 1251 et seq.), the Toxic Substances Control Act (15 USC 2601 et seq.) and the Occupational Safety and Health Act (29 USC 651 et seq.), as such laws have been or hereafter may be amended, and the regulations promulgated pursuant thereto, and any and all similar federal, state, or local laws and the regulations promulgated pursuant thereto;

         "ESCROW AGENT" is defined in subsection 3A.02;

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended;

         "ESCROW AGREEMENT" is defined in subsection 3B.06;

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time;

         "GAAP means generally accepted accounting principles applied in a manner consistent with those used in the most recent fiscal year-end financial statements referred to in subsection 3B.03;

         "HAZARDOUS MATERIAL" means any chemical, material, or substance which could be detrimental to animal health, human health, vegetation, or the environment, which is, or the disposal, manufacture, Release, storage, or transport of which is, or exposure to which is, prohibited, restricted, or otherwise regulated under any Environmental Law;

         "INDEMNIFIABLE ACTION" is defined in section 7C;

         "INDEMNIFIABLE EVENT" means a Purchaser Indemnifiable Event or a Seller Indemnifiable Event, as the case may be;

         "INDEMNIFICATION AMOUNT" means an amount equal to fourteen million seven hundred thousand dollars ($14,700,000);

         "INDEMNIFICATION CLAIM CERTIFICATE" shall have the meaning ascribed thereto in the Escrow Agreement;

         "INDEMNITEE" means a Purchaser Indemnitee or a Seller Indemnitee, as the case may be;

         "INDEMNITOR" is defined in section 7C;

         "INITIAL CLOSING" is defined in section 3A;

         "INITIAL CLOSING DATE" is defined in section 3A;

         "INITIAL CLOSING DATE BALANCE SHEET" is defined in subsection 3B.05;

         "INITIAL NUMBER" means, with respect to the shares of Company Stock owned by any Initial Selling Shareholder, that number of shares which, according to SCHEDULE 5A.04 to this Agreement, will be sold by that Selling Shareholder on October 31, 1997;

         "INITIAL SELLING SHAREHOLDER" means any Selling Shareholder which, according to SCHEDULE 5A.04 to this Agreement, will sell any shares of Company Stock on October 31, 1997;

         "IRS" means the Internal Revenue Service of the United States of
         America;

         "KEY EMPLOYEE" means each of John J. Leehy, III and Gregory W.
         Sahrmann;

         "KEY SELLING SHAREHOLDER" means any Selling Shareholder that is not an individual, and each of John J. Leehy, III, Gregory W. Sahrmann, and Bill B. Blakey;

         "MATERIAL CONTRACT" is defined in subsection 5A.12;

         "MATERIAL PERMIT" means (a) each license referred to in subsection 5A.13 and (b) any permit necessary for the conduct of the business of any Controlled Company;

         "MOST RECENT FINANCIAL STATEMENTS" means the Companies' most recent financial statements that are referred to in subsection 3B.03;

         "OFFERED MONETARY SETTLEMENT" is defined in subsection 7C.04;

         "ORDINARY COURSE OF BUSINESS" means, with respect to any Controlled Company, the ordinary course of business of that Controlled Company, consistent with its past custom and practice and taking into consideration, among other factors, amount, frequency, materiality, and quantity;

         "PERMITTED LIEN" means

                  (i) any tax lien, or any lien securing workers' compensation or unemployment insurance obligations, or any mechanic's, carrier's or landlord's lien, or any lien arising under ERISA, or any security interest arising under article four (Bank deposits and collections) or five (letters of credit) of the Uniform Commercial

                  Code, or any similar security interest or other lien, except that this clause (i) shall apply only to security interests and other liens arising by operation of law (whether statutory or common law) and in the ordinary course of business and shall not apply to any security interest or other lien that secures any indebtedness for borrowed money or any Guaranty thereof or any obligation that is in material default in any manner (other than any default contested in good faith by timely and appropriate proceedings effective to stay enforcement of the security interest or other lien in question),

                  (ii) zoning or deed restrictions, public utility easements, minor title irregularities and similar matters having no material adverse effect on the use of any real property as it is being used by any Controlled Company on the date of this Agreement, or

                  (iii) any lien securing or given in lieu of surety, stay, appeal or performance bonds, or securing performance of contracts or bids (other than contracts for the payment of money borrowed), or deposits required by law or governmental regulations or by any court order, decree, judgment or rule or as a condition to the transaction of business or the exercise of any right, privilege or license, except that this clause
                  (iii) shall not apply to any lien or deposit securing an obligation that is in material default in any manner (other than any default contested in good faith by timely and appropriate proceedings effective to stay enforcement of the security interest or other lien in question;

         "PERSON" means an individual or entity of any kind, including, without limitation, any association, company, cooperative, corporation, partnership, trust, governmental body, or any other form or kind of entity;

         "PRE-CHARGE ESTIMATED NET INCOME" means the difference of (a) the mutually agreed upon estimated net income of Company calculated for the period from the Initial Closing Date up to and including the day immediately prior to the Secondary Closing Date, and calculated as though the transaction contemplated by this Agreement had not occurred, which will inherently exclude adjustments for items such as purchase accounting prescribed by Accounting Principles Board Opinion No. 16, "Business Combinations", and other costs arising out of the change in control of Company, less (b) amount equal to $500,000;

         "PRE-CHARGE NET INCOME" means ACTUAL net income of Company calculated for the period from the Initial Closing Date up to and including the day immediately prior to the Secondary Closing Date, and calculated as though the transaction contemplated by this Agreement had not occurred, which will inherently exclude adjustments for items such as purchase accounting prescribed by Accounting Principles Board Opinion No. 16,

         "Business Combinations," and other costs arising out of the change in control of Company;

         "PRE-CHARGE NET INCOME CERTIFICATE" is defined in subsection 2C.01;

         "PURCHASER" is defined in the first paragraph of this Agreement;

         "PURCHASER INDEMNIFIABLE EVENT" is defined in section 7A;

         "PURCHASER INDEMNITEE" means Purchaser, or any shareholder, director, officer, employee, or agent of Purchaser, or any of the respective successors or assigns of any of the foregoing;

         "PURCHASER'S ACCOUNTING FIRM" is defined in subsection 2C.01;

         "RELEASE" means any deposit, discharge, dispersal, disposal, emission, injection, leaching, leaking, migration, transport, or other movement through any medium, whether indoor or outdoor, whether ambient air, ground water, surface water, soil, or subsurface strata;

         "SECONDARY NUMBER" means, with respect to the shares of Company Stock owned by any Secondary Selling Shareholder, that number of shares which, according to SCHEDULE 5A.04 to this Agreement, will be sold by that Selling Shareholder on January 2, 1998;

         "SECONDARY CLOSING" is defined in section 3D of this Agreement;

         "SECONDARY CLOSING DATE" is defined in section 3D of this Agreement;

         "SECONDARY SELLING SHAREHOLDER" means any Selling Shareholder which, according to Schedule 5A.04 to this Agreement, will sell any shares of Company Stock on January 2, 1998;

         "SELLER INDEMNIFIABLE EVENT" is defined in section 7B;

         "SELLER INDEMNITEE" means any Selling Shareholder or any of the successors or assigns of any of that Selling Shareholder;

         "SELLING SHAREHOLDER" and "SELLING SHAREHOLDERS" are defined, respectively, in the first paragraph of this Agreement;

         "SELLING SHAREHOLDER REPRESENTATIVE" is defined in subsection 8.11;

         "SELLING SHAREHOLDERS' ACCOUNTING FIRM" is defined in subsection 2C.01;

         "SELLING SHAREHOLDER'S RATABLE INDEMNIFICATION SHARE" means, with respect to Selling Shareholder, on any date, the percentage in effect on that date, set forth to the right of that Selling Shareholder's name in the column captioned "Selling Shareholders' Ratable Indemnification Share" set forth in Schedule 5A.04 to this Agreement;

         "SELLING SHAREHOLDER'S RATABLE NET INCOME SHARE" means, with respect to Selling Shareholder the percentage set forth to the right of that Selling Shareholder's name in the column captioned "Selling Shareholders' Ratable Net Income Share" set forth in SCHEDULE 5A.04 to this Agreement;

         "SELLING SHAREHOLDER'S RATABLE SHARE" means, with respect to Selling Shareholder, on any date, the percentage in effect on that date, set forth to the right of that Selling Shareholder's name in the column captioned "Selling Shareholders' Ratable Share" set forth in SCHEDULE 5A.04 to this Agreement;

         "SPECIAL PURCHASER INDEMNIFIABLE EVENT" means, with respect to any Selling Shareholder (a) any inaccuracy of any Stock Warranty with respect to that Selling Shareholder or any Employee Benefit Warranty
         (b) any failure or omission to perform or observe any agreement contained in section 2A, subsection 3A.01, or subsection 3D.01 that is on that Selling Shareholder's part to be complied with, or (c) any Purchaser Indemnifiable Event described in clause (c) of section 7A;

         "STOCK WARRANTY" means, with respect to any Selling Shareholder, any representation or warranty made by that Selling Shareholder in section 5B;

         "SUBSIDIARY" means a corporation or other business entity if shares constituting a majority of its outstanding capital stock (or other form of ownership) or constituting a majority of the voting power in any election of directors (or shares constituting both majorities) are (or upon the exercise of any outstanding warrants, options or other rights would be) owned directly or indirectly at the time in question by the corporation in question or another Subsidiary of that corporation or any combination of the foregoing;

         "TAX" means any tax, including, without limitation, any income, gross receipts, sales, use, ad valorem, transfer, franchise, withholding, payroll, employment, excise, occupation, premium or property tax, together with any interest, any penalties, additions to any such tax or additional amounts imposed by any taxing authority, federal, state, local, or foreign;

         "TAX RETURN" is defined in subsection 5A.09;

         "THIRD ACCOUNTING FIRM" is defined in subsection 2C.01;

         "WARN ACT" means the Worker Adjustment and Retraining Notification Act of 1988, as amended;

and the foregoing definitions shall be applicable to the respective plurals of the foregoing defined terms.

10A. EXECUTION AND DELIVERY. This Agreement may be executed and delivered in one or more counterparts, each of which shall be deemed an original, but all of which shall, taken together, constitute but one agreement. Any party named in this Agreement may deliver an executed signature page to this Agreement by telecopier transmission to any other party, and the party so delivering that signature page shall be deemed to have executed and delivered that signature page with the intent to be bound by this Amendment.

10B.  TERMINATION.  This Agreement may be terminated only as follows:

         10B.01 BY MUTUAL AGREEMENT. At any time prior to the Initial Closing Date, this Agreement may be terminated by the mutual agreement of all parties.

         10B.02 BY COMPANY ON OR AFTER NOVEMBER 30, 1997. At any time on or after November 30, 1997, this Agreement may be terminated by notice given to Purchaser by Company, in the event that the Initial Closing shall not have occurred and

                  (a) any representation or warranty made in subsection 5C, or any statement made in the certificate to be delivered by Purchaser pursuant to subsection 4A.02, shall have been false or erroneous in any respect when made,

                  (b) Purchaser shall fail or omit to perform and observe any agreement contained in this Agreement that is on its part to be complied with, and that failure or omission shall not have been fully corrected within ten (10) days after the giving of written notice to Purchaser by Company that it is to be remedied, or

                  (c) any condition precedent contained in section 4A shall not have been satisfied or waived.


         10B.03 BY PURCHASER ON OR AFTER NOVEMBER 30, 1997. At any time on or after November 30, 1997, this Agreement may be terminated by notice given to Selling Shareholder Representative by Purchaser, in the event that the Initial Closing shall not have occurred and

                  (a) any representation or warranty made in section 5A, any representation or warranty made in section 5B, or any statement made in the certificate to be delivered by Company pursuant to subsection 4B.02, shall have been false or erroneous in any respect when made,

                  (b) Selling Shareholders and Company or any of them shall fail or omit to perform and observe any agreement contained in this Agreement that is on the part of Selling Shareholders and Company or any of them to be complied with, and that failure or omission shall not have been fully corrected within ten
                  (10) days after the giving of written notice to Selling Shareholder Representative by Purchaser that it is to be remedied, or

                  (c) any condition precedent contained in sections 4B shall not have been satisfied or waived.

         10B.04 BY COMPANY OR PURCHASER PRIOR TO INITIAL CLOSING DATE. At any time after October 15, 1997, but prior to the Initial Closing, this Agreement may be terminated by Company or Purchaser, in either case by the giving of notice to the other, if those parties shall not have agreed in writing, on or before October 15, 1997, on the aggregate amount of the imbalances, if any, in Company's cash settlement accounts or if the parties agree to the aggregate amount of the imbalances but are unable to agree on the amount of the imbalances to be credited to Purchaser.

10C. ARBITRATION. Any claim or controversy arising out of or in connection with this Agreement or the breach of any provision thereof, including, without limitation, any claim or controversy relating to the construction, enforcement, or validity of any provision of this Agreement (including, without limitation, this section or any part thereof) or of the entire Agreement, or any claim that all or any part of this Agreement (including, without limitation, this section or any part thereof) unenforceable, void, or voidable, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Unless otherwise agreed by all parties to this Agreement and Purchaser, all arbitration proceedings pursuant to this section shall be conducted in the City of Cleveland, Ohio. For purposes of any applicable statute of limitations, the commencement of arbitration pursuant to this section shall be deemed to be the equivalent of the commencement of a lawsuit, and any claim or controversy which may be arbitrated under this section shall be subject to any applicable statute of limitations. The arbitrators shall have authority to decide whether any such claim or controversy is barred by the applicable statute of limitations and, if the claim or controversy in question is so barred, to dismiss the arbitration thereof on that basis. The arbitrators shall have no authority to award punitive damages or any other damages not measured by the prevailing party's actual damages, and may not, in any event, make any award, finding, or ruling that does not conform to the terms and conditions of this Agreement. The arbitrators shall award to the prevailing party, if any, as determined by the arbitrators, all of its costs and fees. "COSTS AND FEES" means, for purposes of this section, all reasonable pre-award expenses of the arbitration, including, without limitation, administrative fees, arbitrators' fees, out-of-pocket expenses (such as expenses for copying and telephone charges), travel expenses, witness fees, and attorney fees.

[Signature Page(s) to Follow]

      --------------------------------------------------------------------


                 S T O C K  P U R C H A S E  A G R E E M E N T


                                  by and among


             All of the Shareholders (each a "Selling Shareholder")

                              of FA Holdings, Inc.


                                       and

                          FA Holdings, Inc. ("Company")


                                       and

                    National Processing Company ("Purchaser")


                                 August 18, 1997


      --------------------------------------------------------------------







      --------------------------------------------------------------------

                               TABLE OF CONTENTS

 1A. CROSS-REFERENCE.................................................     1

 2A. ISSUANCE AND SALE OF COMPANY STOCK..............................     1

   2A.01 ISSUANCE OF COMPANY NON-VOTING STOCK........................     1
   2A.02 SALE OF VOTING STOCK........................................     2

 2B  CONSIDERATION FOR COMPANY STOCK.................................     2

   2B.01 CONSIDERATION. INITIAL CLOSING .............................     2
   2B.02 CONSIDERATION. SECONDARY CLOSING............................     3

 2C. RECOURSE TO SELLING SHAREHOLDERS................................

 2D. BREAK-UP FEE....................................................     4

 3A. INITIAL CLOSING.................................................     5

   3A.01 COMPANY NON-VOTING STOCK....................................     5
   3A.02 INITIAL CLOSING CONSIDERATION...............................     6

 3B. INITIAL CLOSING-DELIVERIES. SELLING SHAREHOLDERS AND COMPANY....     6

   3B.01 CONSTITUENT DOCUMENTS.......................................     6
   3B.02 LEGAL OPINION...............................................     6
   3B.03 FINANCIAL STATEMENTS........................................     6
   3B.04 NOTICES, APPROVALS, AND CONSENTS............................     7
   3B.05 EMPLOYMENT, NON-COMPETITION, AND NON-SOLICITATION
   AGREEMENTS........................................................     7
   3B.06 ESCROW AGREEMENTS...........................................     8
   3B.07 OTHER ACTS..................................................     8

 3C  INITIAL CLOSING DELIVERIES. PURCHASER...........................     8

   3C.01 RESOLUTIONS/INCUMBENCY......................................     8
   3C.02 NOTICES, APPROVALS, AND CONSENTS............................     8

 3D. SECONDARY CLOSING...............................................     8

   3D.01 COMPANY VOTING STOCK........................................     9
   3D.02 SECONDARY CLOSING CONSIDERATION.............................     9

 3E. SECONDARY CLOSING DELIVERIES. SELLING SHAREHOLDERS..............     9

   3E.01 SECONDARY CLOSING DATE BALANCE SHEET........................    10
   3E.02 WAIVER OF OPTIONS AND RIGHTS TO ACQUIRE.....................    10
   3E.03 OTHER ACTS..................................................    10

 4A. CONDITIONS PRECEDENT TO INITIAL CLOSING: COMPANY................    10

   4A.01 INITIAL CLOSING DELIVERIES: PURCHASER.......................    10


                                      -55-


  4A.02 CERTIFICATE OF PURCHASER AS OF INITIAL CLOSING DATE..........    10

 4B. CONDITIONS PRECEDENT TO INITIAL CLOSING.........................    10

   4B.01 INITIAL CLOSING DELIVERIES: SELLING SHAREHOLDERS............    11
   4B.02 CERTIFICATE OF SELLING SHAREHOLDERS AS OF INITIAL CLOSING
   DATE..............................................................    11
   4B.03 ELECTION OF PURCHASER REPRESENTATIVES.......................    11

 4C. CONDITIONS PRECEDENT TO SECONDARY CLOSING: SELLING
 SHAREHOLDERS........................................................    11

 4D. CONDITIONS PRECEDENT TO SECONDARY CLOSING: PURCHASER............    11

   4D.01 SECONDARY CLOSING DELIVERIES: SELLING SHAREHOLDERS..........    11
   4D.02 CERTIFICATE OF SELLING SHAREHOLDERS AS OF SECONDARY CLOSING
   DATE..............................................................    11

 5A. REPRESENTATIONS AND WARRANTIES: COMPANY AND SELLING
 SHAREHOLDERS........................................................    12

   5A.01 EXISTENCE...................................................    12
   5A.02 NATURE OF BUSINESS..........................................    12
   5A.03 CAPITALIZATION..............................................    12
   5A.04 SHAREHOLDERS................................................    13
   5A.05 NO NOTICES, APPROVALS, OR CONSENTS REQUIRED.................    13
   5A.06 AUTHORITY...................................................    14
   5A.07 NO CONFLICT.................................................    14
   5A.08 LITIGATION..................................................    15
   5A.09 TAXES.......................................................    15
   5A.10 TITLE.......................................................    16
   5A.11 FRANCHISES, LICENSES, AND INTELLECTUAL PROPERTY.............    16
   5A.12 MATERIAL CONTRACTS..........................................    16
   5A.13 MATERIAL PERMITS............................................    17
   5A.14 REAL PROPERTY...............................................    18
   5A.15 ELIGIBLE RECEIVABLES........................................    18
   5A.16 BANK ACCOUNTS...............................................    19
   5A.17 INSURANCE...................................................    19
   5A.18 UNION CONTRACTS, LABOR AND EMPLOYEES........................    19
   5A.19 INTERESTS, INC CLIENTS, CUSTOMERS, ETC......................    19
   5A.20 PRODUCT AND SERVICE WARRANTY LIABILITY......................    20
   5A.21 FINANCIAL STATEMENTS........................................    20
   5A.22 DIVIDENDS...................................................    20
   5A.23 LAWFUL OPERATIONS...........................................    21
   5A.24 ENVIRONMENTAL MATTERS.......................................    21
   5A.25 EMPLOYEE BENEFIT PLANS, WARN ACT............................    21
   5A.26 NO BROKERS' OR INSIDERS FEES................................    24

                                      -56-

   5A.27 DISCLOSURE..................................................    25

 5B. REPRESENTATIONS AND WARRANTIES: PURCHASER.......................    27

   5B.01 EXISTENCE...................................................    27
   5B.02 NOTICES, APPROVALS, OR CONSENTS REQUIRED: PURCHASER.........    27
   5B.03 AUTHORITY...................................................    27
   5B.04 NO CONFLICT.................................................    28

 6A. COVENANTS OF SELLING SHAREHOLDERS...............................    29

   6A.01 NO NOTICES, APPROVALS, OR CONSENTS REQUIRED.................    29
   6A.02 NO EXTRAORDINARY TRANSACTIONS...............................    29
   6A.03 FINANCIAL STATEMENTS........................................    32
   6A.04 FULL ACCESS.................................................    33
   6A.05 NOTICE OF DEVELOPMENTS......................................    33
   6A.06 EXCLUSIVITY.................................................    34
   6A.07 CONSOLIDATED EBITDA.........................................    34
   6A.08 SERVICE AGREEMENT...........................................    35
   6A.09 FURTHER ASSURANCE...........................................    35

 6B. COVENANTS OF PURCHASER..........................................    35

 7A. INDEMNITY: PURCHASER HIDDENITES.................................    35

 7B. INDEMNITY: SELLING INDEMNITEES..................................    37

 7C. DEFENSE OF CLAIMS...............................................    37

   7C.01 INDEMNITOR'S RIGHTS TO ASSUME DEFENSE.......................    37
   7C.02 EFFECT OF INDEMNITOR'S ELECTION TO ASSUME DEFENSE...........    38
   7C.03 EFFECT OF INDEMNITOR'S ELECTION NOT TO ASSUME DEFENSE.......    38
   7C.04 AUTHORITY TO SETTLE.........................................    39

 7D. MATERIALITY THRESHOLD...........................................    39

 7E. COOPERATION.....................................................    39

 7F. CONTRIBUTION AMONG SELLING SHAREHOLDERS.........................    40

 8. INTERPRETATION...................................................    40

    8.01 WAIVERS.....................................................    40
    8.02 CUMULATIVE PROVISIONS.......................................    40
    8.03 SUCCESSORS AND ASSIGNS......................................    40
    8.04 SURVIVAL....................................................    41
    8.05 CAPTIONS....................................................    41
    8.06 SUBSECTIONS.................................................    41
    8.07 SEVERABILITY................................................    41

                                      -57-

   8.08 ACCOUNTING TERMS.............................................41
   8.09 GOVERNING LAW................................................41
   8.10 INTEGRATION..................................................41
   8.11 NOTICES AND OTHER COMMUNICATIONS............................ 42
   8.12 IMMEDIATE U.S. FUNDS.........................................42

9. DEFINITIONS.......................................................42

   DIVIDEND..........................................................44
   NET INCOME........................................................48
   PERSON............................................................49

10A. EXECUTION AND DELIVERY..........................................51

10B. TERMINATION.....................................................51

  10B.01 BY MUTUAL AGREEMENT.........................................51
  10B.02 BY PURCHASER OR SELLING SHAREHOLDERS........................51
  10B.03 BY PURCHASER................................................51
  10B.04 BY SELLING SHAREHOLDERS.....................................52

10.C ARBITRATION.....................................................52




                                      -58-